SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2009

RINEON GROUP, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-148189	98-0577859
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

408 Royal Street, Imperial, Saskatchewan
Canada S0G 2J0
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(306) 963-2788

 Jupiter Resources Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

    Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

                (a)           all references to “Rineon” refers to (i) Jupiter Resources Inc., a Nevada corporation, for all periods prior to the consummation of the change of its corporate name by amendment to its certificate of incorporation effected on April 30, 2009, (ii) Rineon Group Inc., a Nevada corporation, following the name change effected on April 30, 2009, and (iii) Rineon Group Inc., a British Virgin Islands corporation, for all periods following the anticipated reincorporation and redomiciling of Rineon Group, Inc., the Nevada corporation, in the British Virgin Islands, as contemplated by this Form 8-K.

(b)           all references to the “Amalphis Group” refers collectively to Amalphis Group Inc., a British Virgin Islands corporation (“Amalphis”) and its wholly-owned subsidiary Allied Provident Insurance, Inc., a Barbados corporation (“Allied Provident”).

(c)           all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Rineon and its direct and indirect subsidiaries including Amalphis and Allied Provident.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06.	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

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Item 1.01 Entry Into A Material Definitive Agreement

    As more fully described in Item 2.01 below, we entered into a preferred stock purchase agreement dated as of April 30, 2009 (the “Preferred Stock Purchase Agreement”), Rineon sold an aggregate of 36,000 shares of its Series A convertible preferred stock (the “Series A Preferred Stock”) to Intigy Absolute Return Ltd., a British Virgin Islands corporation (“Intigy”) for a purchase price of $36,000,000, or $1,000 per share of Series A Preferred Stock. Intigy is an investment fund that is managed by Axiat Inc., a Florida corporation (“Axiat”).

    On May 14, 2009, pursuant to the terms of a stock purchase agreement, dated as of May 14, 2009, NatProv sold 1,985,834 shares of the common stock of Amalphis, representing 81.5% of the 2,437,500 outstanding Amalphis shares, to Rineon for $36,000,000 which we paid in cash to NatProv as at the time of closing.

    This transaction is more fully described in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Sale of Rineon’s Series A Preferred Stock and Change of Control

    On May 14, 2009, pursuant to the terms of a preferred stock purchase agreement dated as of April 30, 2009 (the “Preferred Stock Purchase Agreement”), Rineon sold an aggregate of 36,000 shares of its Series A convertible preferred stock (the “Series A Preferred Stock”) to Intigy Absolute Return Ltd., a British Virgin Islands corporation (“Intigy”) for a purchase price of $36,000,000, or $1,000 per share of Series A Preferred Stock. Intigy is an investment fund that is managed by Axiat Inc., a Florida corporation (“Axiat”).

    As set forth in its certificate of designations of rights, preferences and privileges (the “Certificate of Designations”), the 36,000 shares of Series A Preferred Stock:

•	has a par value of $0.001 per share;

•	has a stated or liquidation value of $1,000 per share (the “Stated Value”);

•	is senior upon liquidation or a Sale of Control to all other classes of Rineon preferred stock or Rineon Common Stock now existing or hereafter created;

•
 in the event of any “Sale of Control” (as defined in the Certificate of Designation), in addition to the right of the holder(s) of the Series A Preferred Stock to receive a preferential payment in respect of such Series A Preferred Stock equal to product of (A) the $1,000 per share Stated Value, and (B) the number of Series A Preferred Stock then owned, the holder(s) of the Series A Preferred Stock shall be entitled to participate with the holders of Rineon Common Stock in receipt of the consideration payable upon such Sale of Control to the extent of 0.000099% of such consideration for each one share of Series A Preferred Stock then owned by the holder(s), or an aggregate of 4.95% of such consideration as to all 36,000 shares of Series A Preferred Stock;

•	shall not pay a fixed dividend, but shall entitle the holder(s) to participate equally with the holders of Rineon Common Stock in connection with any cash or stock dividends or distributions;

•
shall be convertible at any time or from time to time into shares of Rineon Common Stock, at a conversion price per shares equal to 100% of the VWAP per share of Rineon Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the date notice of conversion is given by the holders; provided, however, that the maximum number of shares of Rineon Common Stock that may be owned of record or beneficially at any point in time by any one holder of the Series A Preferred Stock (whether upon conversion(s) of Series A Preferred Stock, open market purchases, other purchases of Rineon Common Stock, or any combination of the foregoing) shall not exceed an aggregate of 4.95% of the outstanding shares of Rineon Common Stock; and

•	shall not be subject to mandatory or optional redemption without the prior written consent or approval of both Rineon and the holder(s) of the Series A Preferred Stock.

    The foregoing summary description of the Series A Preferred Stock is for informational purposes only and is qualified in its entirety by the terms and conditions of the Certificate of Designation annexed as an exhibit to this Form 8-K.

    Simultaneous with the sale of the Series A Preferred Stock, Darcy George Roney, an individual who owned 5,000,000 shares of Rineon common stock sold 4,990,000 of his shares back to Rineon for $25,000, which shares were cancelled.  As a result of such stock redemption, an aggregate of 2,010,000 shares of Rineon common stock are currently issued and outstanding, all of which shares are owned by 21 shareholders of record.  Mr. Roney also resigned as the President and agreed to resign as the sole member of the board of directors of Rineon.

    Under the terms of the Preferred Stock Purchase Agreement, Rineon agreed to appoint Leo de  Waal, Thomas Lindsay, Keith Laslop, Michael Hlavsa and Tore Nag as the members of the board of directors of Rineon and Mr. Roney shall resign as a member of the Rineon board of directors.

    In addition, under the terms of the Preferred Stock Purchase Agreement, Rineon has agreed to reincorporate in the British Virgin Islands.  We have prepared and executed all of the documents prepared by our British Virgin Islands counsel and intend to file such documents to reincorporate in the British Virgin Island and become re-domiciled in such jurisdiction within the next 15 to 30 days or sooner.

Purchase of Control of Amalphis

    Prior to May 14, 2009, 81.5% of the share capital of Amalphis was owned by NatProv Holdings Inc., a British Virgin Islands corporation (“NatProv”).  On May 14, 2009, pursuant to the terms of a stock purchase agreement, dated as of May 14, 2009, NatProv sold 1,985,834 shares of the common stock of Amalphis, representing 81.5% of the 2,437,500 outstanding Amalphis shares, to Rineon for $36,000,000 which we paid in cash to NatProv as at the time of closing.

    The remaining 18.5% of the outstanding Amalphis shares are owned by four other shareholders, including Global Asset Fund Ltd., an investment fund that owns an aggregate of 354,166 Amalphis shares or 14.5% of the outstanding shares. 97,500 shares are owned by FYV Consulting, Inc.

    Until consummation of its acquisition of Amalphis, Rineon, formerly known as Jupiter Resources Inc., was an inactive publicly traded Delaware corporation whose common stock is listed on the FINRA OTC Bulletin Board under the symbol “JPIT.”  Rineon is authorized by its certificate of incorporation to issue an aggregate of 75,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock upon such terms and conditions as the board of directors may from time to time determine.

Overview of Amalphis’ Business

Unless otherwise indicated, references to “Amalphis” shall include is operating subsidiary, Allied Provident Insurance, Inc.

General

    Amalphis is a specialty insurance company that offers reinsurance products in markets where traditional reinsurance alternatives are limited.  Amalphis also directly sells a variety of property and casualty insurance products to businesses. Amalphis’ insurance business is currently conducted solely through its wholly-owned subsidiary, Allied Provident Insurance, Inc., a Barbados based exempt insurance company that holds an insurance license granted by the Ministry of Finance in Barbados.

    Amalphis’ goal is to become a fully integrated financial services company.  Amalphis is considering one or more additional strategic acquisitions in the insurance industry and is currently negotiating to acquire a Caribbean based commercial bank.  There can be no assurance that any of such potential acquisitions will be consummated or, if so, that they will prove to be beneficial to Amalphis.

Amalphis’ Insurance Business

    Allied Provident Insurance, Inc. holds an insurance license in Barbados and is authorized to conduct a general insurance business, including the sale of property, general liability, business interruption and political risk insurance, as well as compensation bonds, directors and officers insurance, errors and omissions insurance, structured transactions insurance wraps, and reinsurance.  Amalphis is a new business, as its Allied Provident operating subsidiary was incorporated November 9, 2007 and commenced its insurance business in Barbados in November 2007.

    Amalphis began its insurance underwriting business in November 2007.  For the year ended December 31, 2008, Amalphis generated total revenues of $17,468,388, including net premiums earned of $11,617,910, investment income of $41,140, net realized and unrealized gains on securities of $5,809,338, net income of $5,833,870 and incurred insurance losses (claims) of $8,821,256, or which $3,790,344 are paid claims.  In its initial two months of operations ended December 31, 2007, net premiums earned were $450,000, net realized and unrealized gains on securities was $35,000, net income was $117,321 and insurance claims were $320,703, of which none was paid losses.  As of December 31, 2007 and December 31, 2008, Amalphis had total shareholders’ equity of $24.02 million and $29.85 million, respectively. Although a majority of Amalphis’ insurance and reinsurance contracts have a one-year term, it expects to pay losses on these contracts for a number of years.  Given its limited operating history, these results should not be relied upon as a basis for evaluating the potential success of Amalphis’ business strategy.

    Casualty insurance is primarily concerned with the losses caused by injuries to persons other than the policyholder and the resulting legal liability imposed on the policyholder.  This includes workers’ compensation, automobile liability, and general liability. A greater degree of unpredictability is generally associated with casualty risks known as ‘‘long-tail risks,’’ where losses take time to become known and a claim may be separated from the circumstances that caused it by several years. An example of a long-tail casualty risk includes the use of certain drugs that may cause cancer or birth defects. There tends to be greater delay in the reporting and settlement of casualty reinsurance claims due to the long-tail nature of the underlying casualty risks and their greater potential for litigation.

Through Amalphis’ subsidiary Allied Provident, Amalphis currently writes reinsurance for a United States insurance carrier that offers non-standard personal automotive insurance coverage to drivers who are unable to obtain insurance from standard carriers for a range of reasons such as poor driving history, multiple points violations, multiple accidents reported, severe accidents reported or repeated non payment of premiums. To qualify for non-standard auto insurance an individual has to produce proof of rejection for coverage under standard auto insurance.  Amalphis plans to expand its reinsurance product offerings with other insurers that provide a variety of other property and casualty insurance products.   Amalphis’ direct insurance business includes a suite of business property and casualty insurance products, such as directors and officers liability insurance, financial guarantee insurance, excess and umbrella liability insurance, business income insurance, and inland marine and product liability insurance.

It is a standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance company under reinsurance agreements or contracts.  Reinsurance is an arrangement under which an insurance company or reinsurer agrees to indemnify or assume the obligations of another insurance company, or client, for all or a portion of the insurance risks underwritten by the client.  In consideration for its assumption of all or a portion of the insurer’s risk, the reinsurer receives a portion of the premium payable by the insured to the primary insurance company.  Reinsurance provides an insurer with several benefits, including a reduction in net liability on individual risks and catastrophe protection from large or multiple losses. Reinsurance also provides the insurance company with additional underwriting capacity by permitting it to accept larger risks and write more business than would be possible without a related increase in capital and surplus. Although reinsurance provides security and indemnities to the insurance company, it does not legally discharge the insurer from its liability with respect to its obligations to the insured.

Amalphis’ reinsurance strategy is to build a portfolio of “frequency” and “severity” reinsurance agreements with select insurance companies that are designed to meet the needs of the insurer that are not being met in the traditional reinsurance marketplace. “Frequency” reinsurance contracts typically contain a potentially large number of small losses from multiple events, whereas “severity” contracts have the potential for significant losses from one event.  For example, Amalphis’ current reinsurance business consists of reinsuring non-standard personal automobile insurance policies for a United States insurance carrier.  The automobile insurance policies are designed to provide coverage to drivers who ordinarily cannot obtain insurance from standard carriers due to a variety of factors. Those seeking non-standard auto insurance have been refused standard auto insurance for a range of reasons which include poor driving history, multiple points violations, multiple accidents reported, severe accidents reported or repeated non payment of premiums. To qualify for non-standard auto insurance an individual has to produce proof of rejection for coverage under standard auto insurance.   Each state requires a minimum limit of liability to be carried by insured motorists. Standard auto insurance will typically have higher accident and personal injury coverage (for example, $500 thousand, $5 million) and be contracted for on a quarterly semi-annual yearly or multi-year basis. Non-standard auto insurance typically offers the minimum coverage (for example, $5 thousand, $25 thousand, $50 thousand) allowed by a  state with approved restrictions on ultimate exposure and is contracted for on a weekly, monthly quarterly basis. Premiums are paid in advance.  Non-standard policies generally are issued for the minimum limits of coverage required under applicable state laws and have relatively small individual premiums.  However, they have a relatively high “frequency” of losses.

In addition to underwriting reinsurance contracts, Amalphis may also, from time to time, participate in traditional reinsurance programs that it believes will provide it with favorable returns on equity. Amalphis intends to underwrite contracts only where it believes it can model, analyze and monitor its risks effectively. Amalphis’ underwriters are responsible for contracts from origination until final disposition, including underwriting, pricing, servicing, monitoring and claims processing. Amalphis anticipates that this integrated approach will translate to superior contract management, better client service and superior economic returns over the long term.

For the year ended December 31, 2008, Allied Provident wrote $13,285,980 in premiums as compared to $450,000 in premiums during the period from November 9, 2007 (inception) to December 31, 2007.  99.75% and 0.0%, of premiums written in 2008 and during the period from inception to December 31, 2007, respectively, were derived from reinsurance business and 0.25% and 100% were derived from the direct property and casualty insurance policies issued during the respective periods.  Approximately 99.99% and 0.0% of our premiums written in fiscal 2008 and during the period from inception to December 31, 2007, respectively, were written for risks located in the United States.  In addition, Amalphis may in the future seek to underwrite other lines of business, although it is mindful that there are many reinsurers currently competing for this type of business.

Amalphis’ investment strategy, like its insurance strategy, is designed to maximize returns over the long term while minimizing the risk of capital loss. Unlike many of its competitors, which invest primarily in fixed-income securities either directly or through fixed-fee arrangements with one or more investment managers, Amalphis’ investment strategy is to invest in both long and short positions primarily in publicly-traded equity and corporate debt securities, but also in private investment vehicles.  As of December 31, 2008, 48% of Amalphis’ investments were invested in publicly-traded equity securities primarily traded on exchanges in North America and Bermuda. The returns on Amalphis’ investment portfolio for the period ended December 31, 2007 and the year ended December 31, 2008 were 0.15% and 25.04%, respectively. Amalphis notes that past performance is not necessarily indicative of future results.

Because Amalphis’ underwriting and investment strategies differ from other participants in the property and casualty reinsurance market, you may not be able to directly compare its business or prospects with those of other property and casualty reinsurers. Amalphis’ results from financial accounting period to period may vary significantly and may not be as predictable as many of its competitors. However, Amalphis believes that its operational and value-oriented investment strategies will enable it to generate, over the long term, returns on equity superior to those of traditional reinsurers.

Amalphis’ Business Strategy

Amalphis’ goal is to become a financial services business providing international insurance and reinsurance products and banking services.  The key elements of its business strategy are to:

• distinguish its operations from those of its competitors engaged in traditional insurance and reinsurance underwriting, by focusing on offering specialty and insurance and reinsurance products and solutions;

• achieve attractive returns;

• act as the lead underwriter on a majority of the premium it underwrites rather than focusing on taking minority positions;

• manage capital prudently;

• employ experienced generalist underwriters rather than underwriters who focus only on specific lines of business, with the same individual both underwriting and administering each insurance and   reinsurance contract rather than separating such duties;

• maintain a highly experienced management team;

• compensate its management with a bonus structure largely dependent on its underwriting results over a multi-year period rather than annual metrics; and

• deploy a more aggressive value-oriented investment strategy by investing in long and short positions of equity and corporate debt securities, rather than investing predominantly in fixed-income securities.

         In order to increase the capital base of Amalphis and Allied Provident and expand the amount of insurance and reinsurance business it can write, Amalphis recently filed a registration statement under the Securities Act of 1933, as amended, in order to sell up to 1,000,000 shares of common stock of Amalphis at a proposed offering price of $18.00 per share.  There is no assurance that such registration statement will be declared effective by the SEC or that Amalphis will be able to sell all or any meaningful portion of such securities.

Market Trends and Opportunities

Extended periods of competitive pricing, increases in reserves, rating downgrades, higher than expected losses and rating agency changes in capital requirements for certain lines of business historically have caused capacity shortages in certain product lines in the property and casualty insurance industry. These capacity shortages have created considerable cyclical increases in pricing and changes in terms and conditions that are significantly more favorable for reinsurers as client insurers may not be able to identify or locate reinsurers that are willing or able to reinsure their underwriting risks.

Amalphis anticipates that over the next five years, it will see attractive opportunities to write directly and to write as a reinsurer in directors’ and officers’, homeowners’, medical malpractice, workers’ compensation, property, catastrophe and marine lines. Amalphis believes that these lines of business will present it with opportunities for the following reasons:

• the current financial crisis has driven up the frequency and severity of securities fraud claims, moving some directors’ and officers’ insurance rates sharply higher;

• in certain states, including Florida, a number of insurers are reducing their homeowners’ writings, creating opportunity for the remaining insurers who, in turn, will require more reinsurance to mitigate their overall exposure;

• legislation in certain states, including tort reform and workers’ compensation regulation, has resulted in increased opportunities for medical malpractice and workers’ compensation reinsurance;

• there continues to be significant demand for property catastrophe and marine reinsurance; and

• many states have passed legislation mandating minimum limits of coverage (non-standard personal automotive insurance) for drivers who generally cannot obtain insurance from standard carriers due to a variety of factors, such as age, prior accidents, driving violations, occupation, type of vehicle, prior lapses in coverage, and lack of flexible payment plans.

Amalphis intends to continue to monitor market conditions so as to be positioned to participate in future underserved or capacity-constrained markets as they arise and to offer products that it believes will generate favorable returns on equity over the long term. Accordingly, Amalphis’ underwriting results and product line concentrations in any given period may not be indicative of its future results of operations.

Risks That Could Impact Amalphis’ Insurance Business and Business Strategy

Amalphis’ insurance business is subject to numerous risks that could prevent it from successfully implementing its business strategy.  These risks are highlighted under the section entitled “Risk Factors” elsewhere in this Form 8-K, and include the following:

• Amalphis’ operating results will fluctuate from financial accounting period to period and its short-term results of operations may not be indicative of its long-term prospects.

• Amalphis has a limited operating history. Established competitors with greater resources may make it difficult for it to effectively market its products or offer its products at a profit. Accordingly, Amalphis’ future performance is difficult to predict. In addition, because Amalphis’ underwriting and investment strategies differ from other participants in the property and casualty reinsurance market, you may not be able to compare its business or prospects with those of traditional property and casualty reinsurers.

• As a relatively new reinsurer focused on sizeable transactions and on being the lead underwriter on a majority of premium, Amalphis’ estimation of reserves may be less reliable than the reserve estimations of reinsurers with a greater volume of business of smaller transactions and an established loss history.

• Amalphis’ value-oriented investment strategy is more volatile and presents greater risks than traditional fixed-income investment strategies. In addition, making long equity investments in an up or rising market may increase the risk of not generating profits on these investments and Amalphis may incur losses if the market declines. Similarly, making short equity investments in a down or falling market may increase the risk of not generating profits on these investments and Amalphis may incur losses if the market rises. Its investment portfolio is likely to be more volatile than traditional fixed-income portfolios that produce stable streams of income and the risk of loss is greater when compared with other reinsurance companies.

• If Amalphis loses or is unable to retain its senior management and other key personnel and are unable to attract qualified personnel, its ability to implement our business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect its business.

• Amalphis does not currently have a financial strength rating from A.M. Best or any other rating agency. Unless it obtains and continues to maintain a favorable rating from A.M. Best or another recognized rating agency, its ability to write additional reinsurance contracts could be severely limited or terminated altogether, which would materially and adversely affect its ability to implement its business strategy.

• The property and casualty reinsurance industry is cyclical and subject to unpredictable events, including trends of courts granting increasingly larger awards for certain damages, natural disasters, fluctuations in interest rates, changes in laws, changes in the investment environment that affect market prices of investments, inflationary pressures and other events that affect the size of premiums or losses that companies and primary insurers experience.

• Certain of Amalphis’ clients require it to obtain letters of credit or provide other collateral through funds withheld or trust arrangements because the jurisdictions in which they are incorporated will not permit them to take credit on their statutory financial statements unless it posts a letter of credit or provide other collateral. The inability to renew, maintain or increase Amalphis’ letter of credit facility will significantly limit the amount of reinsurance it can write and may require it to modify its investment strategy.

• Amalphis’ reinsurance operations expose it to claims arising out of unpredictable catastrophic events, such as natural and man-made disasters. Claims from catastrophic events could cause substantial volatility in its financial results and could have a material adverse effect on its financial condition and results of operations.

• Amalphis relies upon an exception under the Investment Company Act for a company organized and regulated as a foreign insurance company primarily and predominantly engaged in the reinsurance business. If this exception were deemed inapplicable, it would have to register under the Investment Company Act as an investment company, and as a result it is likely we would not be permitted to operate its business in the manner in which it currently operates.

• Significant adverse tax consequences could result to Amalphis’ shareholders if either Amalphis or its subsidiaries are characterized as a passive foreign investment company, or PFIC. The determination is factual in nature and conducted annually, and Amalphis cannot assure you that it will not currently or in the future be characterized as a PFIC. Amalphis does not believe, although it cannot assure you, that it will be a PFIC for 2009 or any future taxable year.

Amalphis’ executive offices are located c/o Allied Provident Insurance, Inc., GCI Tower, 2nd floor, Warrens, St. Michael, Barbados.  Its telephone number at this address is (346) 421-7674.  Amalphis’ address in the British Virgin Islands is Harbour House, 2nd floor, Waterfront Drive, P.O. Box 972, Road Town, Tortola, BVI.  Its website is located at http://www.alliedprovident.com.   Information on its website does not form a part of this Form 8-K.

RISK FACTORS

Investing in Amalphis’ shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect Amalphis’ business, financial condition and results of operations and cause a decline in the market price of its shares. You should carefully consider all of the risks described in this Form 8-K, in addition to the other information contained in this Form 8-K, before you make an investment in Amalphis’ shares.  Unless otherwise indicated, references to “Amalphis” shall include is operating subsidiary, Allied Provident Insurance, Inc.

Amalphis is subject to all of the risks of a start-up business.

Amalphis’ sole operating business conducted by Allied Provident has a limited operating history. Amalphis was formed in July 2008 and acquired its operating subsidiary in September 2008.  Its operating subsidiary, Allied Provident Insurance, Inc., was formed and commenced its insurance business in November 2007.  In general, reinsurance and insurance companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. Allied Provident must develop business relationships, establish operating procedures, hire staff, install information technology systems, implement management processes and complete other tasks appropriate for the conduct of its intended business activities. In particular, Amalphis’ ability to implement its strategy to penetrate the reinsurance market depends on, among other things:

• its ability to attract clients;

• its ability to attract and retain personnel with underwriting, actuarial and accounting and finance expertise;

• its ability to obtain and maintain at least an A- (Excellent) rating from A.M. Best or a similar financial strength rating from one or more other ratings agencies;

• its ability to effectively evaluate the risks it assumes under reinsurance contracts that it writes;

• the results of the reinsurance business it has written to date is still to be determined and it may be subject to greater losses than it has anticipated - from November 2007, when it commenced its underwriting operations, through December 31, 2008, Amalphis has paid an aggregate of $6,165,627 of losses;

• the members of its underwriting team may not have the requisite experience or expertise to compete for all transactions that fall within its strategy of offering frequency and severity contracts at times and in markets where capacity and alternatives may be limited; and

• the risk of it being considered to be an investment company or a passive foreign investment company if it is deemed not to be predominantly engaged in the active conduct of an insurance business. See ‘‘We are subject to the risk of possibly becoming an investment company under U.S. federal securities laws’’.

As of the date of this Form 8-K, Amalphis has issued only two insurance policies, and it offers reinsurance to only one insurer. In addition, Amalphis is not licensed or admitted as an insurer or reinsurer in any jurisdiction other than Barbados.  Amalphis cannot assure you that there will be sufficient demand for the reinsurance products it plans to write to support its planned level of operations, or that Amalphis will accomplish the tasks necessary to implement its business strategy.

There is limited historical information available for investors to evaluate Amalphis’ performance or a potential investment in its shares.

    There is limited historical information available to help prospective investors evaluate Amalphis’ performance or an investment in its shares, and its historical financial statements are not necessarily a meaningful guide for evaluating its future performance. Because Amalphis’ underwriting and investment strategies differ from those of other participants in the property and casualty reinsurance market, you may not be able to compare its business or prospects to other property and casualty reinsurers.

Amalphis currently issues reinsurance to only one insurer.

    Amalphis’ reinsurance strategy is to build a portfolio of “frequency” and “severity” reinsurance agreements with select insurance companies that are designed to meet the needs of the insurer that are not being met in the traditional reinsurance marketplace. However, through Amalphis' subsidiary, Allied Provident Insurance, Amalphis currently issues reinsurance to only one insurer, Drivers Insurance Company (formerly known as Midwestern Insurance Company), a United States licensed insurance carrier that offers non-standard personal automotive insurance coverage to high risk or “rated” drivers who are unable to obtain insurance from standard carriers.

    Amalphis’ current quota share treaty reinsurance agreement with Drivers Insurance Company commenced on January 1, 2008 for a one year term, and was renewed on January 1, 2009 for an additional one year term.  However, the agreement may be terminated by either party on 90 days prior written notice.  Upon termination of the agreement, Amalphis remains liable for all losses that occur under insurance risks ceded to Amalphis at the time of termination for a period of one year following termination of such agreement, and for all claims made under such policies for a period of 18 months from termination of the reinsurance agreement.

Amalphis’ actual losses may exceed its loss reserves, which could significantly and negatively affect its financial condition and business.

    Amalphis’ results of operations and financial condition depend upon its ability to assess accurately the potential losses associated with the risks Amalphis insures and reinsures. Reserves are estimates at a given time of claims an insurer ultimately expects to pay, based upon facts and circumstances then known, predictions of future events, estimates of future trends in claim severity and other variable factors. The inherent uncertainties of estimating loss reserves generally are greater for reinsurance as compared to primary insurance primarily due to:

• the lapse of time from the occurrence of an event to the reporting of the claim and the ultimate resolution or settlement of the claim;

• the diversity of development patterns among different types of reinsurance treaties; and

• the necessary reliance on the client for information regarding claims.

    As a relatively new reinsurer with a focus on being the lead underwriter on sizeable transactions, Amalphis’ estimation of reserves may be less reliable than the reserve estimations of a reinsurer with a greater volume of business on smaller transactions and an established loss history. Actual losses and loss adjustment expenses paid may be substantially greater than the estimates of its loss reserves contained in its financial statements. If Amalphis determines its loss reserves to be inadequate, it is required to increase its loss reserves with a corresponding reduction in its net income in the period in which Amalphis identifies the deficiency.  Such a reduction will negatively affect Amalphis’ results of operations, and its financial condition may be significantly and negatively affected. As of December 31, 2008, Amalphis’ loss reserves totaled $3,266,402 for the one reinsurance contract it entered into. As of December 31, 2008, Amalphis had established reserves in the amount of $37,061 for its other property and casualty contracts.

Amalphis’ results of operations will fluctuate from period to period and may not be indicative of its long-term prospects.

    The performance of Amalphis’ insurance and reinsurance operations and its investment portfolio will fluctuate from period to period. Fluctuations will result from a variety of factors, including:

•	insurance and reinsurance contract pricing;

•	its assessment of the quality of available insurance and reinsurance opportunities;

•	the volume and mix of insurance and reinsurance products Amalphis underwrites;

•	loss experience on its insurance and reinsurance liabilities;

•	its ability to assess and integrate its risk management strategy properly; and

•	the performance of its investment portfolio.

    In addition, Amalphis’ focus on long-term frequency and severity reinsurance contracts will result in fluctuations in total premiums written from period to period as opposed to traditional short-term contracts. Accordingly, Amalphis’ short-term results of operations may not be indicative of its long-term prospects.

Amalphis’ investment strategy will subject it to greater risk of loss.

    Amalphis’ investment strategy is to invest primarily in long and short positions in publicly-traded equity and corporate debt securities, as compared to traditional fixed-income portfolios comprised primarily of investment grade bonds. Although Amalphis believes this strategy provides it with the potential for greater returns, it subjects Amalphis to market volatility and far greater risks of loss on its investments than the more conservative fixed-income investment grade bonds.

Established competitors with greater resources may make it difficult for Amalphis to effectively market its products or offer its products at a profit.

    The insurance industry is highly competitive. Amalphis competes with major insurers and reinsurers, many of which have substantially greater financial, marketing and management resources than it does. Competition in the types of business that Amalphis underwrites is based on many factors, including:

•	premium charges;

•	the general reputation and perceived financial strength of the reinsurer;

•	relationships with reinsurance brokers;

•	terms and conditions of products offered;

•	ratings assigned by independent rating agencies;

•	speed of claims payment and reputation; and

•	the experience and reputation of the members of its underwriting team in the particular lines of reinsurance Amalphis seeks to underwrite.

    Amalphis’ competitors include ACE Limited, General Re Corporation, Hannover Re Group, Munich Reinsurance Company, PartnerRe Ltd., Swiss Reinsurance Company, Transatlantic Reinsurance Company and XL Capital Ltd., which are the dominant companies in its industry. Although Amalphis seeks to provide coverage where capacity and alternatives are limited, it directly competes with these larger companies due to the breadth of their coverage across the property and casualty market in substantially all lines of business. Amalphis also competes with smaller companies and other niche reinsurers from time to time.

    Amalphis cannot assure you that it will be able to compete successfully in the reinsurance market. Its failure to compete effectively would significantly and negatively affect its financial condition and results of operations.

The property and casualty insurance and reinsurance markets may be affected by cyclical trends.

    Amalphis writes insurance and reinsurance in the property and casualty markets. The property and casualty insurance industry is cyclical. Primary insurers’ underwriting results, prevailing general economic and market conditions, liability retention decisions of companies and primary insurers and reinsurance premium rates influence the demand for property and casualty reinsurance. Prevailing prices and available surplus to support assumed business influence reinsurance supply. Supply may fluctuate in response to changes in rates of return on investments realized in the reinsurance industry, the frequency and severity of losses and prevailing general economic and market conditions.

    Continued increases in the supply of reinsurance may have adverse consequences for the reinsurance industry generally and for Amalphis, including lower premium rates, increased expenses for customer acquisition and retention and less favorable policy terms and conditions.

    Unpredictable developments, including courts granting increasingly larger awards for certain damages, natural disasters (such as catastrophic hurricanes, windstorms, tornados, earthquakes and floods), fluctuations in interest rates, changes in the investment environment that affect market prices of investments and inflationary pressures, affect the industry’s profitability. The effects of cyclicality could significantly and negatively affect Amalphis’ financial condition and results of operations.

The current state of the economy and capital markets increases the possibility of adverse effects on Amalphis’ financial position and results of operations.

    The current economic downturn in the U.S. and abroad, including the disruption in global capital markets, could affect Amalphis in several ways, including but not limited to: a potential reduction in its premium income, financial losses in its investment portfolio, and limiting its access to capital markets. In addition, the counterparties to Amalphis’ business contracts may be affected by such developments in the financial markets, which could adversely affect their ability to meet their obligations to Amalphis. The longer this economic downturn persists, the greater the probability that these risks could have an adverse effect on Amalphis’ financial results.

Failure to obtain an A.M. Best rating, or a downgrade or withdrawal of Amalphis’ A.M. Best rating, would significantly and negatively affect its ability to implement its business strategy successfully.

    Companies, insurers and reinsurance brokers use ratings from independent ratings agencies as an important means of assessing the financial strength and quality of reinsurers.  Amalphis has not yet applied for an A.M. Best rating, and if it does apply for one it is uncertain whether or when it would receive a rating or what rating it would receive.  In addition, if Amalphis receives a rating, A.M. Best will periodically review Amalphis’ rating, and may revise it downward or revoke it at its sole discretion based primarily on its analysis of Amalphis’ balance sheet strength, operating performance and business profile. Factors which may affect Amalphis’ rating include:

•	any changes in its business practices that, in its opinion, no longer supports A.M. Best’s initial rating;

•	unfavorable financial or market trends that impact Amalphis;

•	its losses exceeding its loss reserves;

•	its inability to retain its senior management or other key personnel; or

•	significant losses in its investment portfolio.

    Even if Amalphis is able to obtain a favorable rating, if A.M. Best or another rating agency downgrades or withdraws Amalphis’ rating, Amalphis could be severely limited or prevented from writing any new reinsurance contracts which would significantly and negatively affect its ability to implement its business strategy.

If Amalphis loses or is unable to retain its senior management or other key personnel and are unable to attract qualified personnel, its ability to implement its business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect its business.

    Amalphis’ future success depends to a significant extent on the efforts of its senior management and other key personnel to implement its business strategy. Amalphis believes there are only a limited number of available, qualified executives with substantial experience in its industry. In addition, Amalphis will need to add personnel, including underwriters, to implement its business strategy.  Amalphis is domiciled in the British Virgin Islands, and its operating subsidiary is located in Barbados, and Amalphis could face challenges attracting personnel to such locations. Accordingly, the loss of the services of one or more of the members of its senior management or other key personnel, or its inability to hire and retain other key personnel, could delay or prevent Amalphis from fully implementing its business strategy and, consequently, significantly and negatively affect its business.

    Amalphis does not currently maintain key man life insurance with respect to any of its senior management, including its Chief Executive Officer or Chief Financial Officer.

Amalphis’ Chief Executive Officer and Chief Financial Officer lack prior experience in the insurance industry.

    Amalphis’ Chief Executive Officer and Chief Financial Officer, each of whom also serve as directors of the company, do not have prior experience in the insurance industry, which may adversely affect its ability to successfully implement its business plan.

Amalphis’ failure to maintain sufficient letters of credit facilities or to increase its letters of credit capacity on commercially acceptable terms would significantly and negatively affect its ability to maintain or grow its business.

    Amalphis is not licensed or admitted as an insurer or reinsurer in any jurisdiction other than Barbados. Certain jurisdictions, including states of the United States, do not permit insurance companies to take credit on their statutory financial statements for reinsurance obtained from reinsurers that are unlicensed or non-admitted in such jurisdictions unless appropriate security measures are implemented. Consequently, certain insurance company clients are likely to require us to obtain a letter of credit to secure Amalphis’ reinsurance contracts. Amalphis currently does not have any such letter of credit facilities. In order to obtain a letter of credit facility, Amalphis would customarily be required to provide collateral to the bank issuing the letter of credit in order to secure its obligations under the facility. Amalphis’ ability to provide collateral, and the costs at which it provides collateral, are primarily dependent on the value and composition of its investment portfolio.

Typically, letters of credit are collateralized with fixed-income securities. As Amalphis’ investment portfolio primarily consists of publicly traded debt and equity securities, banks may be reluctant to accept its investment portfolio as collateral, or if willing to do so, they may do so on terms that may be less favorable to Amalphis than reinsurance companies that invest solely or predominantly in fixed-income securities. Amalphis’ inability to renew, maintain or obtain letters of credit collateralized by its investment portfolio would significantly limit the amount of reinsurance it can write or require Amalphis to modify its investment strategy.

Amalphis may need additional capital in the future in order to operate its business, and such capital, if available, could dilute your ownership interest in Amalphis and may cause the market price of the shares to decline.

Amalphis may need to raise additional capital in the future through public or private equity or debt offerings or otherwise in order to:

•	fund liquidity needs caused by underwriting or investment losses;

•	replace capital lost in the event of significant reinsurance losses;

•	increase its reinsured loss reserves;

•	satisfy letters of credit or guarantee bond requirements imposed by its clients or by regulators;

•	meet applicable statutory jurisdiction requirements;

•	meet rating agency capital requirements; or

•	respond to competitive pressures.

    Additional capital may not be available to us on commercially reasonable terms, if at all. In addition, if we raise additional capital through the sale of equity, it will dilute your ownership interest in Amalphis and may cause the market price of its shares to decline. Additional capital raised through the issuance of debt will likely result in creditors having rights, preferences and privileges senior or otherwise superior to those of its shares.

Amalphis’ property and property catastrophe reinsurance operations may make it vulnerable to losses from catastrophes and may cause its results of operations to vary significantly from period to period.

    Amalphis’ reinsurance operations expose it to claims arising out of unpredictable catastrophic events, such as hurricanes, hailstorms, tornados, windstorms, severe winter weather, earthquakes, floods, fires, explosions, volcanic eruptions and other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable; however, the loss experience of property catastrophe reinsurers generally has been characterized as low frequency and high severity. Claims from catastrophic events could significantly increase Amalphis’ losses, reduce its capital and reserves, adversely impact its earnings and cause substantial volatility in its operating results for any fiscal quarter or year; all of which could materially and adversely affect its financial condition and results of operations. Corresponding reductions in Amalphis’ surplus levels could impact its ability to write new reinsurance policies.

    Catastrophic losses are a function of the insured exposure in the affected area and the severity of the event. Because accounting regulations do not permit reinsurers to reserve for catastrophic events until they occur, claims from catastrophic events could cause substantial volatility in Amalphis’ financial results for any fiscal quarter or year and could significantly and negatively affect its financial condition and results of operations.

Amalphis sometimes depends on its insurance company clients’ evaluations of the risks associated with their insurance underwriting, which may subject it to reinsurance losses.

    In some of Amalphis’ reinsurance business, it assumes an agreed upon percentage (less than 100%) of the underlying insurance contract being reinsured, which it calls a quota share reinsurance contract.  In such situations, Amalphis does not typically separately evaluate each of the original individual insurance risks assumed and are largely dependent on the original underwriting decisions made by insurance companies issuing the policy.  Amalphis is therefore subject to the risk that the insurer client may not have adequately evaluated the insured risks, or that the amount of the premiums assigned to Amalphis may not adequately compensate it for the risks it assumes. Therefore, Amalphis will be dependent on the original claims decisions made by its insurance company clients. As of December 31, 2008, Amalphis has entered into one quota share reinsurance contract.  As Amalphis also does not expect to separately evaluate each of the individual claims made on this quota-share reinsurance contracts, it is subject to the risk that the client may pay invalid claims, which could result in reinsurance losses for Amalphis.

Reinsurance brokers may subject Amalphis to additional financial risks.

    In accordance with industry practice, Amalphis may pay amounts owed on claims under its policies to reinsurance brokers, and these brokers, in turn, remit these amounts to the insurance companies that have reinsured a portion of their liabilities with Amalphis. In some jurisdictions, if a broker fails to make such a payment, Amalphis would remain liable to the insurance company client for the deficiency notwithstanding the broker’s obligation to make such payment. Conversely, in certain jurisdictions, when the client pays premiums for policies to reinsurance brokers for payment to Amalphis, these premiums are considered to have been paid and the client will no longer be liable to Amalphis for these premiums, whether or not Amalphis has actually received them. Consequently, Amalphis may assume a degree of credit risk associated with reinsurance brokers around the world. Amalphis does not currently work with reinsurance brokers but may do so in the future.

Amalphis’ inability to purchase or collect upon certain indemnity coverage it seeks to obtain in order to limit its reinsurance risks could adversely affect its business, financial condition and results of operations.

    Typically reinsurance companies seek to mitigate their risks under reinsurance contracts they issue by purchasing indemnity insurance against losses from other reinsurance companies.  Amalphis calls this in its industry, retrocessional coverage.  As of December 31, 2008, Amalphis had not purchased such retrocessional coverage. The insolvency or inability or refusal of a provider of retrocessional reinsurance coverage to make payments under the terms of its agreement with Amalphis could have an adverse effect on Amalphis as Amalphis still remains liable to its insurance client under its original reinsurance contract. From time to time, market conditions have limited, and in some cases have prevented, reinsurers from obtaining the types and amounts of retrocessional coverage that they consider adequate for their business needs. Accordingly, Amalphis may not be able to obtain its desired amounts of retrocessional coverage or negotiate terms that Amalphis deems appropriate or acceptable or obtain retrocession from entities with satisfactory creditworthiness. Amalphis’ failure to establish adequate retrocessional arrangements or the failure of its retrocessional arrangements to protect it from overly concentrated risk exposure could significantly and negatively affect its business, financial condition and results of operations.

Currency fluctuations could result in exchange rate losses and negatively impact Amalphis’ business.

    Amalphis’ functional currency is the U.S. dollar. However, Amalphis expects that it will write a portion of its business and receive premiums in currencies other than the U.S. dollar. In addition, Amalphis may invest a portion of its portfolio in assets denominated in currencies other than the U.S. dollar. Consequently, Amalphis may experience exchange rate losses to the extent its foreign currency exposure is not hedged or is not sufficiently hedged, which could significantly and negatively affect its business and results of operations. If Amalphis does seek to hedge its foreign currency exposure through the use of forward foreign currency exchange contracts or currency swaps, it will be subject to the risk that its counterparties to the arrangements fail to perform.

Risks Relating to Insurance and Other Regulations

Any suspension or revocation of Amalphis’ insurance license would materially impact its ability to do business and implement its business strategy.

    Amalphis is licensed as both an insurance company and a reinsurer only in Barbados and does not plan to be licensed in any other jurisdiction. The suspension or revocation of its license to do business as a insurance and reinsurance company in Barbados for any reason would mean that Amalphis would not be able to enter into any new insurance or reinsurance contracts until the suspension ended or it became licensed in another jurisdiction. Any such suspension or revocation of its license would negatively impact its reputation in the insurance and reinsurance marketplace and could have a material adverse effect on its results of operations.

Amalphis is subject to the risk of possibly becoming an investment company under U.S. federal securities law.

    The Investment Company Act regulates certain companies that invest in or trade securities. Amalphis relies on an exception under the Investment Company Act for a company organized and regulated as a foreign insurance company which is engaged primarily and predominantly in: (A) the writing of insurance agreements; or (B) the reinsurance of risks on such agreements underwritten by insurance companies. The law in this area is subjective and there is a lack of guidance as to the meaning of ‘‘primarily and predominantly’’ under the relevant exception to the Investment Company Act. For example, there is no standard for the amount of premiums that need be written relative to the level of a company’s capital in order to qualify for the exception. If Amalphis is not at any time deemed to be a foreign insurance company engaged primarily and predominantly in the reinsurance of risks on insurance agreements, it would have to register under the Investment Company Act as an investment company.

    To the extent that the laws and regulations change in the future so that contracts Amalphis writes are deemed not to be insurance or reinsurance contracts, Amalphis will be at greater risk of not qualifying for the Investment Company Act exception. Additionally, it is possible that its classification as an investment company would result in the suspension or revocation of its insurance license.

    If at anytime it were established that Amalphis had been operating as an investment company in violation of the registration requirements of the Investment Company Act, there would be the risk, among other material adverse consequences, that Amalphis could become subject to monetary penalties or injunctive relief, or both, that it would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with Amalphis undertaken during the period in which it was established that Amalphis was an unregistered investment company.

    If Amalphis is required to register as an investment company, it will be subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, leverage, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which Amalphis operates its business, nor are registered investment companies permitted, absent board and shareholder approvals required under the Investment Company Act, to have many of the relationships that Amalphis has with its affiliated companies.

Insurance regulators in the United States or elsewhere may review Amalphis’ activities and claim that it is subject to that jurisdiction’s licensing requirements.

    Amalphis does not presently expect that it will be admitted to do business in any jurisdiction other than Barbados. In general, Barbados insurance statutes and regulations are less restrictive than United States state insurance statutes and regulations. Amalphis cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review its activities and claim that it is subject to such jurisdiction’s licensing requirements. In addition, Amalphis is subject to indirect regulatory requirements imposed by jurisdictions that may limit its ability to provide reinsurance. For example, its ability to write reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies and proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, non U.S. reinsurers such as Amalphis with whom domestic companies may place business.

    If in the future Amalphis was to become subject to the laws or regulations of any state in the United States or to the laws of the United States, the United Kingdom or of any other country, it would have to either cease doing business in such jurisdictions or become licensed in such jurisdictions.. If Amalphis attempts to become licensed in another jurisdiction, it may not be able to do so or, if it does obtain a license, required modifications of the conduct of its business or its subsequent non-compliance with their insurance statutes and regulations could materially and adversely affect its business and operating results.

Current legal and regulatory activities relating to certain insurance products could affect Amalphis’ business, results of operations and financial condition

    In order to be accounted for as reinsurance, or loss mitigation, products, insurance products must meet the requirements of SFAS 113, which requires that the products meet certain risk transfer requirements. Certain insurance contracts have become the focus of investigations by the Securities and Exchange Commission and numerous state Attorneys General with respect to the SFAS 113 risk transfer requirements. Because some of Amalphis’ contracts may contain or will contain features designed to manage the overall risks it assumes, such as a cap on potential losses or a refund of some portion of the premium if it incurs smaller losses than anticipated at the time the contract is entered into, it is possible that Amalphis may become subject to the ongoing inquiries into loss mitigation products conducted by the SEC or certain state Attorney Generals.

    In addition, Amalphis cannot predict at this time what effect current investigations, litigation and regulatory activities affecting other companies in the insurance industry will have on the reinsurance industry or its business or what, if any, changes may be made to laws and regulations regarding the industry and financial reporting.  It is possible that these investigations or related regulatory developments will mandate changes in industry practices that will negatively impact Amalphis’ ability to use certain loss mitigation features in its products and, accordingly, its ability to operate its business pursuant to its existing strategy. Moreover, any reclassification of its reinsurance contracts as deposit liabilities rather than reinsurance contacts could jeopardize its exemption from the Investment Company Act.

The outcome of recent industry investigations and regulatory proposals could adversely affect Amalphis’ financial condition and results of operations and cause the price of its shares to be volatile.

    The insurance industry has attracted increased scrutiny by regulatory and law enforcement authorities relating to allegations of improper special payments, price-fixing, bid-rigging, improper accounting practices and other alleged misconduct. Formal and informal inquiries have been made of a large segment of the industry, and a number of companies in the insurance industry have received subpoenas, requests for information from regulatory agencies or other inquiries relating to these and similar matters. These efforts have resulted in both enforcement actions and proposals for new regulation. Although some of these enforcement actions have been settled and Amalphis does not believe it is subject to the United States regulatory regime, Amalphis cannot predict the outcome of this increased regulatory scrutiny or whether it will expand into other areas, whether activities and practices currently thought to be lawful will be characterized as unlawful, what form new regulations will have when finally adopted or the impact, if any, of increased regulatory and law enforcement action on its business and results of operations.

Conflicts of interest between the stockholders and Amalphis or its directors could arise because Amalphis does not comply with the listing standards of any exchange with regard to director independence.

    Amalphis’ is not listed on a stock exchange and its Board of Directors and Audit Committee do not comply with the independence requirements which would be imposed upon Amalphis if it were listed on NASDAQ or another exchange.  In the absence of a majority of independent directors, its executive officers, who are also directors, could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between the stockholders and Amalphis or its directors.

Risks Relating to Amalphis’ Investment Strategy

Amalphis’ investment portfolio has represented a significant portion of its revenues and income.

    Amalphis derives a significant portion of its income from its investment portfolio.  The returns on its investment portfolio for the period ended December 31, 2007 and for the year ended December 31, 2008 were $0.04 million and $5.85 million, respectively, compared to total revenue of $0.49 million and $15.05 million, respectively, for such periods. As a result, its operating results depend in significant part on the performance of its investment portfolio. Amalphis cannot assure you that it will successfully structure its investments in relation to its anticipated liabilities. Failure to do so could force Amalphis to liquidate investments at a significant loss or at prices that are not optimal, which could significantly and adversely affect its financial results.

    In addition, any material increase in Amalphis’ total revenues from its investment activities may result in it being deemed not to be engaged primarily and predominantly in the reinsurance of risks on insurance agreements, which may then make Amalphis a non-exempt investment company subject to regulation under the Investment Company Act.

The performance of Amalphis’ investment portfolio may suffer as a result of adverse capital market developments or other factors and impact its liquidity, which could in turn adversely affect its financial condition and results of operations.

    The risks associated with Amalphis’ value-oriented investment strategy will be substantially greater than the risks associated with traditional fixed-income investment strategies. Making long equity investments in an up or rising market may increase the risk of not generating profits on these investments and Amalphis may incur losses if the market declines. Similarly, making short equity investments in a down or falling market may increase the risk of not generating profits on these investments and Amalphis may incur losses if the market rises. Accordingly, Amalphis’ results of operations and the market price of the shares may be volatile and the risk of loss may be greater when compared with other reinsurance companies.

Amalphis’ investment portfolio may be concentrated in a few large positions which could result in large losses.

    Amalphis’ investment guidelines allow it to hold a few, relatively large securities positions in relation to its capital. Since its investment portfolio may not be widely diversified, it may be subject to more rapid changes in value than would be the case if the investment portfolio were required to maintain a wide diversification among companies, securities and types of securities.

Amalphis may trade on margin and use other forms of financial leverage, which could potentially adversely affect its revenues.

    Amalphis’ investment guidelines provide it with the ability to trade on margin and use other forms of financial leverage. Fluctuations in the market value of its investment portfolio can have a disproportionately large effect in relation to its capital. Any event which may adversely affect the value of positions Amalphis holds could significantly negatively affect the net asset value of its investment portfolio and thus its results of operations.

Amalphis may effectuate short sales that subject it to unlimited loss potential.

    Amalphis may enter into transactions in which it sells a security it does not own, which Amalphis refers to as a short sale, in anticipation of a decline in the market value of the security. Short sales for its account theoretically will involve unlimited loss potential since the market price of securities sold short may continuously increase. Under adverse market conditions, Amalphis might have difficulty purchasing securities to meet short sale delivery obligations, and may have to cover short sales at suboptimal prices.

Amalphis may transact in derivative instruments which may increase the risk of its investment portfolio.

    Although Amalphis does not currently do so, its investment policy allows it to invest its assets in derivative instruments.  Derivative instruments, or derivatives, include futures, options, swaps, structured securities and other instruments and contracts that derive their value from one or more underlying securities, financial benchmarks, currencies, commodities or indices. There are a number of risks associated with derivatives trading. Because many derivatives are leveraged, and thus provide significantly more market exposure than the money paid or deposited when the transaction is entered into, a relatively small adverse market movement may result in the loss of a substantial portion of or the entire investment, and may potentially expose Amalphis to a loss exceeding the original amount invested. Derivatives may also expose Amalphis to liquidity and counterparty risk. There may not be a liquid market within which to close or dispose of outstanding derivatives contracts. In the event of the counterparty’s default, Amalphis will generally only rank as an unsecured creditor and risk the loss of all or a portion of the amounts it is contractually entitled to receive. Losses from their investments in derivative instruments are widely considered to be a primary cause for the recent failures or financial deterioration of a number of major international commercial banks, insurance companies and investment banks.

Certain of Amalphis’ investments may have limited liquidity which may affect its ability to execute trade orders.

    Amalphis’ investment guidelines provide it with the flexibility to invest in certain securities with limited liquidity or no public market. This lack of liquidity may adversely affect its ability to execute trade orders at desired prices, and may impact its ability to fulfill its payment obligations.

Amalphis may invest in securities based outside the United States which may be riskier than securities of United States issuers.

    Under Amalphis’ investment guidelines, it may invest in securities of issuers organized or based outside of the United States. These investments may be subject to a variety of risks and other special considerations not affecting securities of U.S. issuers. Many foreign securities markets are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in many foreign securities markets are less than in the United States and, at times, price volatility can be greater than in the United States. Non-U.S. issuers may be subject to less stringent financial reporting and informational disclosure standards, practices and requirements than those applicable to U.S. issuers.

Risks Relating to Our Reincorporation in the British Virgin Islands

It is our intention to reincorporate in the British Virgin Islands with the same capital structure as we currently have as a Nevada corporation.  If we consummate such reincorporation, we will become subject to the laws of the British Virgin Islands which may have an adverse impact on the rights of our shareholders; some of which are described below.

Provisions of our proposed Articles, the Companies Law of the British Virgin Islands and our corporate structure may each impede a takeover or a merger, which could adversely affect the value of our shares.

    Our proposed Articles as a British Virgin Islands, or BVI, corporation may contain certain provisions that could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders. For example, our proposed Articles will provide that a director may be removed with or without cause, only upon the affirmative vote of at least seventy-five percent of the shareholders of record of the Company entitled to vote. Accordingly, a third party would need to obtain the affirmative vote of at least seventy-five percent of the shareholders of record of the Company in order to remove an existing director, which could make it more difficult for a third party to acquire us.

    Unlike many jurisdictions in the United States, British Virgin Islands law does not provide for mergers as that term is understood under corporate law in the United States. British Virgin Islands law does have statutory provisions that provide for the reconstruction and amalgamation of companies, which are commonly referred to in the British Virgin Islands as ‘‘schemes of arrangement.’’ The procedural and legal requirements necessary to consummate these transactions are more rigorous and take longer to complete than the procedures that are typically required to consummate a merger in the United States. Under British Virgin Islands law and practice, a scheme of arrangement in relation to a British Virgin Islands company must be approved at a shareholders’ meeting by each class of shareholders, in each case, by a majority of the number of holders of each class of a company’s shares that are present and voting, either in person or by proxy, at such a meeting, which holders must also represent 75% in value of such class issued that are present and voting, either in person or by proxy, at such meeting, excluding the shares owned by the parties to the scheme of arrangement.

    The convening of these meetings and the terms of the amalgamation must also be sanctioned by the Grand Court of the British Virgin Islands. Although there is no requirement to seek the consent of the creditors of the parties involved in the scheme of arrangement, the Grand Court typically seeks to ensure that the creditors have consented to the transfer of their liabilities to the surviving entity or that the scheme of arrangement does not otherwise materially adversely affect the creditors’ interests. Furthermore, the Grand Court will only approve a scheme of arrangement if it is satisfied that:

•	the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the scheme of arrangement is such as a businessman would reasonably approve; and

•	the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies EIA.

    Unlike many jurisdictions in the United States, British Virgin Islands law does not specifically provide for shareholder appraisal rights on a merger or consolidation of a company. This may make it more difficult for shareholders to assess the value of any consideration they may receive in a merger or consolidation or to require that the offeror give a shareholder additional consideration if he believes the consideration offered is insufficient.

    Shareholders of British Virgin Islands Business Companies such as ours have no general rights under British Virgin Islands law to inspect corporate records and accounts. Our directors have discretion under our Articles to determine whether or not, and under what conditions, the corporate records may be inspected by shareholders, but are not obligated to make them available to shareholders. This fact may make it more difficult for shareholders to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

    Subject to limited exceptions, under British Virgin Islands law, a minority shareholder may not bring a derivative action against our Board of Directors.

Our ability to pay dividends will be subject to certain restrictions.

    We have not, and currently do not intend, to declare and pay dividends on our shares. In addition, our ability to pay dividends will be limited by the laws of the British Virgin Islands, Barbados, and by our status as a holding company.

    For example, our proposed Articles of Association as a BVI corporation will contain certain limitations regarding the payment of dividends in accordance with the laws of the British Virgin Islands. Pursuant to our Articles of Association, we may only pay dividends if our board of directors determines that, immediately after the dividend, the value of our assets will exceed its liabilities and we will be able to pay our debts as they become due.

    As a holding company, we transact business through our operating subsidiaries, and our primary assets are the capital stock of these subsidiaries. Accordingly, our ability to pay dividends to our stockholders depends upon the surplus and earnings of our subsidiaries and their ability to pay dividends to the holding company.

    The bylaws of our operating subsidiary, Allied Provident Insurance, stipulate that the board of directors may not declare dividends if the company is unable (or would be unable following payment of the dividend) to pay its liabilities as they become due, or if the value of the company’s assets would be less than the aggregate of its liabilities and stated capital. In addition, any dividends declared by the board of Allied Provident is subject to approval by Barbados regulators.

Holders of shares may have difficulty obtaining or enforcing a judgment against us, or face difficulties in protecting their interests.

    As a BVI Business Company limited by shares under the BVI Business Companies Act, 2004 of the British Virgin Islands, and witha significant amount of our assets are located outside of the United States, may make it difficult for persons purchasing our shares to effect service of process within the United States upon us or to enforce judgments against us or judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States.

    There is also uncertainty as to whether courts in the British Virgin Islands would recognize or enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the British Virgin Islands against us predicated upon the securities laws of the United States or any state thereof.  In addition, a British Virgin Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

Risks Relating to Taxation

    In addition to the risk factors discussed below, we strongly urge you to read ‘‘Certain British Virgin Islands Tax Considerations’’ and ‘‘Certain United States Tax Considerations’’ elsewhere in this prospectus, and to consult your own tax advisor regarding the tax consequences to your investment in our shares.

We may be subject to United States federal income taxation.

    We intend to reincorporate under the laws of the British Virgin Islands and intend to operate in a manner that will not cause us to be treated as engaging in a United States trade or business and will not cause us to be subject to current United States federal income taxation on our net income. However, because there are no definitive standards provided by the Internal Revenue Code, regulations or court decisions as to the specific activities that constitute being engaged in the conduct of a trade or business within the United States, and as any such determination is essentially factual in nature, we cannot assure you that the United States Internal Revenue Service, or the IRS, will not successfully assert that we are engaged in a trade or business in the United States and thus are subject to current United States federal income taxation.

United States persons who own shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares.

    Passive Foreign Investment Company.    Significant potential adverse United States federal income tax consequences generally apply to any United States person who owns shares in a PFIC. We believe, although we cannot assure you, that neither Rineon, Amalphis nor Allied Provident will not be a passive foreign investment company, or PFIC, for 2009 or any future taxable year.

    In general Amalphis would be a PFIC for a taxable year if 75% or more of its income constitutes ‘‘passive income’’ or 50% or more of its assets produce ‘‘passive income.’’ Passive income generally includes interest, dividends and other investment income but does not include income derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business. This exception for insurance companies is intended to ensure that a bona fide insurance company’s income is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We believe that we are currently operating and intend to continue operating our business with financial reserves at a level that should not cause us to be deemed PFICs, although we cannot assure you the IRS will not successfully challenge this conclusion. Moreover, our expectation with respect to 2009 is based on the amount of risk that we expect to underwrite during the remainder of the year. If we are unable to underwrite sufficient amount of risk for 2009 or thereafter, we may be a PFIC.

    In addition, sufficient risk must be transferred under an insurance company’s contracts with its insureds in order to qualify for the insurance exception. Whether our insurance contracts possess adequate risk transfer for purposes of determining whether income under our contracts is insurance income, and whether we are predominantly engaged in the insurance business, are subjective in nature and there is very little authority on these issues. However, because we are and may continue to be engaged in certain structured risk and other non-traditional reinsurance markets, we cannot assure you that the IRS will not successfully challenge the level of risk transfer under our reinsurance contracts for purposes of the insurance company exception. The IRS has notified taxpayers in IRS Notice 2003-34 that it intends to scrutinize the activities of certain insurance companies located outside of the United States, including reinsurance companies that invest a significant portion of their assets in alternative investment strategies, to determine whether such companies qualify for the active insurance company exception in the PFIC rules. We cannot assure you that the IRS will not successfully challenge our interpretation of the scope of the active insurance company exception and our qualification for the exception. Further, the IRS may issue regulatory or other guidance that causes us to fail to qualify for the active insurance company exception on a prospective or retroactive basis. Therefore, we cannot assure you that we will satisfy the exception for insurance companies and will not be treated as PFICs currently or in the future.

    The consequences of Amalphis and/or Allied Provident Insurance, Inc. being treated as a PFIC and certain elections designed to mitigate such consequences are discussed in more detail under the heading ‘‘Certain United States Tax Considerations’’. If you are a United States person, we advise you to consult your own tax advisor concerning the potential tax consequences to you under the PFIC rules.

    Controlled Foreign Corporation.    United States persons who own, directly or indirectly or through attribution rules, 10% or more of our shares, which we refer to as United States 10% shareholders, may be subject to the controlled foreign corporation, or CFC, rules. Under the controlled foreign corporation rules, each United States 10% shareholder must annually include his pro rata share of the controlled foreign corporation’s ‘‘subpart F income,’’ even if no distributions are made. In general, a foreign insurance company will be treated as a controlled foreign corporation only if United States 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company’s shares for an uninterrupted period of 30 days or more during any year. We believe that the anticipated dispersion of our shares among holders and the restrictions placed on transfer, issuance or repurchase of our shares (including the ownership limitations described below), will generally prevent shareholders who acquire shares from being United States 10% shareholders. We cannot assure you, however, that these rules will not apply to you. If you are a United States person we strongly urge you to consult your own tax advisor concerning the controlled foreign corporation rules.

    Related Person Insurance Income.  If:

• our gross income attributable to insurance or reinsurance policies where the direct or indirect insureds are our direct or indirect United States shareholders or persons related to such United States shareholders equals or exceeds 20% of our gross insurance income in any taxable year; and

• direct or indirect insureds and persons related to such insureds owned directly or indirectly 20% or more of the voting power or value of our stock.

    A United States person who owns shares directly or indirectly on the last day of the taxable year would most likely be required to include their pro rata share of our related person insurance income for the taxable year in their income. This amount would be determined as if such related person insurance income were distributed proportionally to United States person at that date. We do not expect that we will knowingly enter into reinsurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the shares. We do not believe that the 20% gross insurance income threshold will be met. However, we cannot assure you that this is or will continue to be the case. Consequently, we cannot assure you that a person who is a direct or indirect United States shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

    If a United States shareholder is treated as disposing of shares in a foreign insurance corporation that has related person insurance income and in which United States persons own 25% or more of the voting power or value of the company’s capital stock, any gain from the disposition will generally be treated as a dividend to the extent of the United States shareholder’s portion of the corporation’s undistributed earnings and profits that were accumulated during the period that the United States shareholder owned the shares. In addition, the shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the direct or indirect United States shareholder. Although not free from doubt, we believe these rules should not apply to dispositions of shares because Amalphis is not directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. We cannot assure you, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of shares.

United States tax-exempt organizations who own shares may recognize unrelated business taxable income.

    If you are a United States tax-exempt organization you may recognize unrelated business taxable income if a portion of our subpart F insurance income is allocated to you. In general, subpart F insurance income will be allocated to you if we are a CFC as discussed above and you are a United States 10% shareholder or there is related person insurance income and certain exceptions do not apply. Although we do not believe that any United States persons will be allocated subpart F insurance income, we cannot assure you that this will be the case. If you are a United States tax-exempt organization, we advise you to consult your own tax advisor regarding the risk of recognizing unrelated business taxable income.

Change in United States tax laws may be retroactive and could subject us, and/or United States persons who own shares to United States income taxation on our undistributed earnings.

    The tax laws and interpretations regarding whether a company is engaged in a United States trade or business, is a CFC, has related party insurance income or is a PFIC are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to an insurance company and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.

Risks Relating to our Shares

There is no active public market for Rineon shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

    Prior to the closing of the Amalphis acquisition, there has been no public trading market for Rineon shares. If an active trading market for our shares does not develop and continue, your investment may lack liquidity and the value of our shares may decline.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above the initial public offering price.

    The price of our shares after the closing of this offering may fluctuate widely, depending upon many factors, including:

•	the perceived prospects for the insurance industry in general;

•	differences between our actual financial and operating results and those expected by investors;

•	changes in the share price of public companies with which we compete;

•	news about our industry and our competitors;

•	changes in general economic or market conditions including broad market fluctuations;

•	adverse regulatory actions; and

•	other factors listed in this section or otherwise.

    Our shares may trade at prices significantly below current levels in which case, holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company’s common equity drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We will incur increased costs as a result of being an operating public company.

    As an operating public company, we will incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated. For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Such additional costs going forward could negatively impact our financial results.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

    We cannot assure you that securities analysts will cover our company after completion of this offering. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

Future sales of our shares may affect their market price and result in immediate and substantial dilution of the shares.

    Our Articles authorize our Board of Directors to issue more shares without shareholder approval. Specifically, our Board of Directors may issue up to 73,000,000 additional shares of our common stock and up to 9,964,000 shares of our preferred stock on such terms and conditions as the board may determine.  A total of 2,000,000 shares of our common stock and 36,000 shares of our Series A Preferred Stock are currently outstanding.  Our Board of Directors has the right to issue the remaining shares as provided by our Articles and without obtaining any approval from our shareholders. Additionally, if a significant number of shares are issued, it may cause the market price of our shares to decline.

BUSINESS OF AMALPHIS

Unless otherwise indicated, references to “Amalphis” shall include is operating subsidiary, Allied Provident Insurance, Inc.

Overview

    Amalphis is a specialty insurance company that offers reinsurance products in markets where traditional reinsurance alternatives are limited. Amalphis also directly sells a variety of property and casualty insurance products to businesses. Its insurance business is currently conducted solely through its wholly-owned subsidiary, Allied Provident Insurance, Inc., a Barbados based exempt insurance company that holds an insurance license granted by the Ministry of Finance in Barbados.

     Amalphis’ goal is to become a fully integrated financial services company. It is considering one or more additional strategic acquisitions in the insurance industry and are currently negotiating to acquire a Caribbean based commercial bank. There can be no assurance that any of such potential acquisitions will be consummated or, if so, that they will prove to be beneficial to Amalphis.

Amalphis’ Insurance Business

    Allied Provident Insurance, Inc. holds an insurance license in Barbados and is authorized to conduct a general insurance business, including the sale of property, general liability, business interruption and political risk insurance, as well as compensation bonds, directors and officers insurance, errors and omissions insurance, structured transactions insurance wraps, and reinsurance.  Amalphis is a new business, as its Allied Provident operating subsidiary was incorporated November 9, 2007 and commenced its insurance business in Barbados in November 2007. Because Amalphis is such a new business, it has only issued a limited number of policies, a financial guaranty policy, which has been commuted, a quota share policy and two director’s and officers liability policies. Since its inception, Amalphis has sold 1 reinsurance policy and 2 direct policies.

    Amalphis currently issues reinsurance to one insurer, Drivers Insurance Company, a United States licensed insurance carrier that offers non-standard personal automotive insurance coverage to high risk or “rated” drivers who are unable to obtain insurance from standard carriers.  Non-standard insurance is insurance sold to those drivers whose underwriting experience makes it difficult or impossible to obtain insurance at standard or preferred rates.  Such drivers generally have a poor driving history, which may include, but is not limited to, multiple points violations, multiple accidents reported, single or multiple severe accidents reported, and/or repeated non-payment of premiums. Amalphis plans to significantly expand its reinsurance product offerings with other insurers that provide a variety of property and casualty insurance products.

    Amalphis’ direct insurance business currently includes a suite of business property and casualty insurance products, such as directors and officers liability insurance, financial guarantee insurance, excess and umbrella liability insurance, business income insurance, and inland marine and product liability insurance.

    Reinsurance is an arrangement whereby the reinsurer agrees to indemnify its client insurance company against all or a portion of the insurance risks underwritten by the client under one or more insurance policies. As a reinsurer, Amalphis assumes a portion of the insurer’s risk in exchange for a portion of the premium payable by the insured to the primary insurer.  Reinsurance provides an insurer with several benefits, including a reduction in net liability on individual risks and catastrophe protection from large or multiple losses. Reinsurance also provides the insurance company with additional underwriting capacity by permitting it to accept larger risks and write more business than would be possible without a related increase in capital and surplus. Although reinsurance provides security and indemnities to the insurance company, it does not legally discharge the insurer from its liability with respect to its obligations to the insured.

    Amalphis’ current quota share treaty reinsurance agreement with Drivers Insurance Company commenced on January 1, 2008 for a one year term, and was renewed on January 1, 2009 for an additional one year term.  However the agreement may be terminated by either party on 90 days prior written notice.  Under the terms of the agreement, Drivers “ceded” (which is a term used in the insurance industry similar to the term transferred or assigned) to Amalphis’ subsidiary Allied Provident 50% of its premium as well as the net liability risk under all non-standard automobile liability insurance policies written by Drivers during the term of the agreement.  However, Amalphis agreed to allow Drivers to receive or retain 29% of all gross earned premiums ceded to Amalphis by Drivers.  Upon termination of the agreement, Amalphis remains liable for all losses that occur under insurance risks ceded to it at the time of termination for a period of one year following termination of such agreement, and for all claims made under such policies for a period of 18 months from termination of the reinsurance agreement.  Drivers must obtain Amalphis’ approval for the settlement of any claims for which Amalphis may be liable that are in excess of $5,000.  Drivers is obligated to notify Amalphis within 60 days after the close of each calendar quarter of any claims or losses incurred and premiums received from insureds and the amounts owed by either party to the other.  If Drivers paid any claim in excess of $50,000, subject to Amalphis’ receipt of satisfactory proof of loss and payment, Amalphis will reimburse Drivers within 15 business days.

    Amalphis’ reinsurance strategy is to build a portfolio of “frequency” and “severity” reinsurance agreements with select insurance companies that are designed to meet the needs of the insurer that are not being met in the traditional reinsurance marketplace. Amalphis currently has one senior generalist underwriter and it has contracted with third-party actuaries to operate its reinsurance business.   “Frequency” reinsurance contracts typically contain a potentially large number of small losses from multiple events, whereas “severity” contracts have the potential for significant losses from one event.  As an example of a frequency reinsurance contract, Amalphis’ reinsurance business currently consists of reinsuring non-standard personal automobile insurance policies for a United States insurance carrier.  The automobile insurance policies are designed to provide coverage to drivers who ordinarily cannot obtain insurance from standard carriers due to a variety of factors. The automobile insurance policies are designed to provide coverage to drivers who ordinarily cannot obtain insurance from standard carriers due to a variety of factors.  For example, motorist may be considered as a high-risk driver because he or she has a serious violation, such as a DUI, on their driving record. It also may be difficult for a driver to find standard auto insurance if they have been recently involved in a serious accident or who may have had a number of claims, accidents or motor vehicle violations in their recent past.  Because of such factors, the motorist may not meet the underwriting standards established by a standard policy issuer.  Non-standard policies generally are issued for the minimum limits of coverage required under applicable state laws and have relatively small individual premiums.  However, they have a relatively high “frequency” of losses.

    Amalphis intends to expand its reinsurance business to provide reinsurance contracts to other business, property and casualty insurance companies providing frequency and severity policy coverage, including homeowners’ policies in Florida, where the total risk exposure is less than $25 million.  Amalphis intends to underwrite reinsurance contracts only where it believes it can model, analyze and monitor its risks effectively.  Amalphis’ underwriters are responsible for both its reinsurance and its direct property and casualty insurance contracts from origination to final disposition, including underwriting, pricing, servicing, monitoring and claims proceeds.  Amalphis believes that this integrated approach will translate to superior contract management, better client service and superior economic returns over the long term.

    Amalphis’ investment strategy, like its reinsurance strategy, is designed to maximize returns over the long term while minimizing the risk of capital loss. Unlike the investment strategy of many of its competitors, which invest primarily in fixed-income securities either directly or through fixed-fee arrangements with one or more investment managers, Amalphis’ investment strategy is to invest in long and short positions primarily in publicly-traded equity and corporate debt securities.  As of December 31, 2008, 48% of its investments were invested in publicly-traded equity securities primarily traded on exchanges in North America and Bermuda. The returns on its investment portfolio for the period ended December 31, 2007 and the twelve months ended December 31, 2008 were 0.15% and 25.04%, respectively. Amalphis notes that past performance is not necessarily indicative of future results.

    Amalphis measures its success by long-term growth in book value per share, which Amalphis believes is the most comprehensive gauge of the performance of its business. Accordingly, its incentive compensation plans are designed to align employee and shareholder interests. Compensation under its cash bonus plan is based on the ultimate underwriting returns of its business measured over a multi-year period, rather than premium targets or estimated underwriting profitability for the year in which Amalphis initially underwrote the business.

    Amalphis began its underwriting business in the fourth quarter of 2007. For the year ended December 31, 2007, Amalphis generated earned premiums of $450,000, net investment income of $35,000, net income of $117,321 and incurred losses of $320,703, of which none were paid. As at December 31, 2007, Amalphis had total shareholders’ equity of $24.02 million. For the year ended December 31, 2008, Amalphis generated earned premiums of $11,617,910, net investment gain of $5,809,338, interest income of $41,140, net income of $5,833,870 and incurred losses of $9,111,327, of which $6,165,627 were paid. As of December 31, 2008, Amalphis had total shareholders’ equity of $29.85 million.

    Amalphis’ combined ratio, which is the sum of its composite ratio and its internal expense ratio, for the period from inception and ended December 31, 2007 and the year ended December 31, 2008 was 81.71% and 100.10%, respectively. The composite ratio is the ratio of underwriting losses incurred, loss adjustment expenses and acquisition costs, excluding general and administrative expenses, to premiums earned. The internal expense ratio is the ratio of all general and administrative expenses to premiums earned. For example, a combined ratio of 110% signifies a loss of $0.10 per dollar of premiums earned. The reported combined ratio is expected to be high due to general and administrative expenses incurred in connection with start-up of its reinsurance operations.  Because Amalphis believes that it can expand its underwriting business without increasing certain of its expenses, such as advertising and payroll, Amalphis expects its internal expense ratio to decrease significantly as it continues to expand its underwriting activities.  Amalphis expects over time that its general and administrative expenses will be two to three percent of capital.

    Given Amalphis’ limited operating history, these results set forth in the preceding two paragraphs should not be relied upon as a basis for evaluating the potential success of its business strategy.

Amalphis’ Business Strategy

    Amalphis intends to become a Caribbean based financial services business providing a variety of insurance, reinsurance and banking products and services to clients and customers on an international basis.

    Its goal is to differentiate itself from its competitors in underwriting insurance, and to become a leading provider of insurance and reinsurance products as well as providing significant returns on its equity.  The key elements of Amalphis’ business strategy are to:

• Distinguish its operations from those of its competitors.   As opposed to engaging in traditional insurance and reinsurance underwriting, Amalphis focuses on offering specialty insurance and reinsurance products and solutions, such as reinsuring frequency contracts on automobile insurance issued to high risk drivers;

• Achieve attractive economic returns.  On each insurance and reinsurance contract Amalphis underwrites, Amalphis focuses on its expected return on equity over the life of the contract, which may span many years, rather than on yearly combined ratios or short-term considerations such as premium volume in any given period. Accordingly, unlike many of its competitors, Amalphis does not measure its economic success with respect to a contract in any given accounting period but rather after the final loss payments on the contract are made. Over time, Amalphis anticipates that the average loss duration on its contracts will be between 2.5 and 3.5 years. Amalphis’ decision to underwrite a contract depends whether it is able to satisfy itself that that the expected economic returns from such contract may exceed its budgeted return on equity. Amalphis’ budgeted return on equity varies with the degree of risk assumed and generally is at least equal to the risk-free rate (the interest rate on a riskless, or safe, asset, usually short-term U.S. government security rate) plus 5.0%. In pricing its contracts during 2007 and the twelve months ending December 31, 2008, and setting its budgeted return on equity, Amalphis assumed a risk-free rate of 2.3%, rather than using its historical investment returns as a benchmark.

• Operate as a lead underwriter on the majority of the premium that Amalphis underwrites.    Due to the nature of its business strategy, Amalphis anticipates that the majority of its insurance and reinsurance contracts will be sizeable and require significant interaction among clients, brokers and itself.  Amalphis has a strong preference to be the lead underwriter of a majority of the premium that it underwrites, which Amalphis believes allows it to influence the pricing, terms and conditions of the business it writes and, accordingly, better enables Amalphis to meet or exceed its targeted return on equity. Amalphis was the lead underwriter for all of its contracts bound from inception to December 31, 2008. Although Amalphis seeks to be the lead underwriter for the majority of the aggregate premium that it underwrites, Amalphis may participate in non-lead positions when it believes the opportunity offers compelling returns on equity.

• Manage capital prudently.    Amalphis seeks to manage its capital prudently with respect to its underwriting and capital financing activities. Amalphis models, analyzes and monitors its underwriting activities, which are subject to written underwriting guidelines and regularly reviewed by the Underwriting Committee of its Board of Directors. Each reinsurance contract Amalphis underwrites must satisfy minimum expected returns on equity. Amalphis utilizes a capital allocation model that requires it to allocate substantially more capital for contracts with larger potential for loss in an effort to not overexpose its capital. Amalphis’ underwriting decision-making is centralized and the Chief Executive Officer of its operating subsidiary, Allied Provident, must approve each contract that Amalphis executes. Additionally, Amalphis occasionally may purchase reinsurance of the liabilities we reinsure, or retrocessional coverage, in an effort to protect its invested capital in a transaction. Retrocessional coverage is typically acquired to mitigate the effect of a potential concentration of losses. Amalphis’ investment strategy attempts to maximize returns while limiting the risk of capital loss; the investment portfolio is comprised of both long and short securities in an attempt to partially hedge overall market exposure. Further, Amalphis’ investment guidelines provide for minimal use of leverage. Finally, Amalphis currently employs no debt in its capital structure.

• Use only generalist underwriters.  Amalphis employs experienced underwriters possessing industry knowledge, experience and relationships with many brokers in the United States, Europe, Asia and Barbados.  Its generalist underwriters handle both the underwriting and administering of each insurance and reinsurance contract, as opposed to underwriters who focus only on specific lines of business;

• Maintain a highly experienced management team.  The Chief Executive Officer of Amalphis’ operating subsidiary, Andre Heyliger, has more than 20 years of industry experience. Its management team has knowledge, experience and relationships with brokers in the United States, Bermuda and Barbados;

• Provide management incentives to align management and employee’s interests with those of Amalphis’ shareholders.  Amalphis structures its management incentive compensation plans to align management and employee interests with those of its shareholders over the long term. As such, the majority of payments under its cash bonus plan are based on the ultimate underwriting returns, not on underwriting profitability in any single year or the returns generated by its investment portfolio. As a result, Amalphis expects most of the cash bonus plan payments each year will be deferred for a multi-year period to reflect actual underwriting results as they develop; and

• deploy a more aggressive value-oriented investment strategy by investing in long and short positions of equity and corporate debt securities, rather than investing predominantly in fixed-income securities.

    Because Amalphis’ underwriting and investment strategies differ from other participants in the property and casualty reinsurance market, you may not be able to directly compare its business or prospects with those of other property and casualty reinsurers. Amalphis’ results from financial accounting period to period may vary significantly and may not be as predictable as many of its competitors. However, Amalphis believes that its operational differences, particularly its focus on writing select contracts, which it believes will allow Amalphis to better manage its underwriting risks, and its value-oriented investment strategy, which has the potential to generate higher rates of return than traditional fixed-income strategies, will enable Amalphis to generate, over the long term, returns on equity superior to those of traditional reinsurers.

Market Trends and Opportunities

    Extended periods of competitive pricing, increases in reserves, rating downgrades, higher than expected losses and rating agency changes in capital requirements for certain lines of business historically have caused capacity shortages in certain product lines in the property and casualty industry. These capacity shortages have created considerable cyclical increases in pricing and changes in terms and conditions that are significantly more favorable for reinsurers as clients may not be able to identify or locate reinsurers that are willing or able to reinsure their underwriting risks.

    Amalphis anticipates that over the next five years, it will see attractive opportunities to write directly and to write as a reinsurer in directors’ and officers’, homeowners’, medical malpractice, workers’ compensation, property catastrophe and marine lines. Amalphis believes that these lines of business will present it with opportunities for the following reasons:

• the current financial crisis has driven up the frequency and severity of securities fraud claims, moving some directors’ and officers’ insurance rates sharply higher;

• in certain states, including Florida, a number of insurers are reducing their homeowners’ writings, creating opportunity for the remaining insurers that, in turn, will require more reinsurance to mitigate their overall exposure;

• legislation in certain states, including tort reform and workers’ compensation regulation, has resulted in attractive opportunities for medical malpractice and workers’ compensation reinsurance; and

• there continues to be significant demand for property catastrophe and marine reinsurance.

    Amalphis intends to continue to monitor market conditions so as to be positioned to participate in future underserved or capacity-constrained markets as they arise and to offer products that it believes will generate favorable returns on equity over the long term. Accordingly, its underwriting results and product line concentrations in any given period may not be indicative of its future results of operations.

Reinsurance Risks to Be Written

    Amalphis intends to underwrite reinsurance contracts with favorable long-term returns on equity as opportunities arise. It will attempt to select the most economically attractive opportunities across a variety of all property and casualty lines of business.

    Reinsurance is an arrangement under which an insurance company or reinsurer agrees to indemnify or assume the obligations of another insurance company, or client, for all or a portion of the insurance risks underwritten by the client. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under reinsurance agreements or contracts. This permits primary insurers to underwrite policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to:

• reduce the client’s net liability on individual risks, thereby assisting it in increasing its capacity to underwrite business as well as increasing the limit to which it can underwrite on a single risk;

• assist the client in meeting applicable regulatory and rating agency capital requirements;

• assist the client in reducing the short-term financial impact of sales and other acquisition costs; and

• enhance the client’s financial strength and statutory capital.

    Amalphis characterizes the reinsurance risks it assumes as frequency or severity and aim to balance the risks and opportunities of its underwriting activities by creating a diversified portfolio of both types of businesses.

    Frequency business is characterized by contracts containing a potentially large number of smaller losses emanating from multiple events. Clients generally buy this protection to increase their own underwriting capacity and typically select a reinsurer based upon the reinsurer’s financial strength and expertise. Amalphis expects the results of frequency business to be less volatile than those of severity business from period to period due to its greater predictability. Amalphis also expects that over time the profit margins and return on equity for its frequency business will be lower than those of its severity business.

    Severity business is typically characterized by contracts with the potential for significant losses emanating from one event. Clients generally buy this protection to remove volatility from their balance sheets and, accordingly, Amalphis expects the results of severity business to be volatile from period to period. However, over the long term, Amalphis also expects that its severity business will generate higher profit margins and return on equity than its frequency business.

    Amalphis anticipates that the average loss duration of its contracts will be between 2.5 and 3.5 years.

    Amalphis expects to act as lead underwriter for the majority of total premium it underwrites. Depending on the mix of our frequency and severity business, Amalphis expects that, over time, its annual premiums written will be equal to 0.5 to 1.0 times its capital.

    In addition, some of the risks Amalphis intends to underwrite will reflect traditional opportunities in reinsurance where it will participate in a larger underwriting syndicate, where it believes the return on equity over the long term will exceed its internal targeted return on equity.

    Amalphis’ targeted return on equity varies with the degree of risk assumed on the contract underwritten, but is equal to at least the sum of an assumed risk-free rate plus 5.0%. In pricing its contracts in 2007 and the twelve month period ended December 31, 2008, and setting its targeted return on equity, Amalphis assumed investment returns would equal a risk-free rate of 2.3%, rather than using its historical investment returns as a benchmark.

Products

    Amalphis’ experienced, generalist underwriting team allows it to offer a range of property and casualty insurance and reinsurance products, including, but not limited to, casualty and liability risks, damage, health, homeowners’, medical malpractice, professional liability, property catastrophe, automotive surety and fidelity and workers’ compensation, and marine insurance.  At present, Amalphis only reinsures automotive frequency-type insurance issued to high risk or “rated” drivers, but intends to expand its reinsurance business to cover all of the other business, property and casualty insurance it currently writes as a direct insurer and propose to write in the future.

    While Amalphis expects to establish a diversified portfolio, its allocation of risk will vary based on its perception of the opportunities available in each line of business. Moreover, its focus on certain lines will fluctuate based upon market conditions and Amalphis may only offer or underwrite a limited number of lines in any given period. Amalphis intends to:

• target markets where capacity and alternatives are underserved or capacity constrained;

• employ strict underwriting discipline;

• select reinsurance opportunities with favorable returns on equity over the life of the contract; and

• potentially offer lines such as political risk, completion bonds, business interruption, structured transactions, insurance wraps and annuities.

Marketing and Distribution

    Currently, Amalphis’ products are marketed through its web site and by leveraging the personal and business contacts of its employee and directors.  Amalphis does not have any employees who are dedicated solely to marketing its products.   Amalphis expects that some of its business will be sourced through insurance brokers. Brokerage distribution channels provide Amalphis with access to an efficient, variable cost, and global distribution system without the significant time and expense that would be incurred in creating a wholly-owned distribution network. Amalphis believes that its financial strength, unencumbered balance sheet and superior client service are essential for creating long-term relationships with clients and brokers.

    Amalphis intends to build long-term relationships with global reinsurance brokers and captive insurance companies located in the Barbados. Its management team has significant relationships with most of the primary and specialty broker intermediaries in the reinsurance marketplace. Amalphis believes that by maintaining close relationships with brokers it will be able to continue to obtain access to a broad range of reinsurance clients and opportunities.

    Amalphis intends to focus on the quality and financial strength of any brokerage firm with which it does business. Brokers do not have the authority to bind Amalphis to any reinsurance contract. Amalphis reviews and approves all contract submissions in its corporate offices located in Barbados. From time to time, Amalphis may also enter into relationships with managing general agents who could bind Amalphis to reinsurance contracts based on narrowly defined underwriting guidelines.

    Insurance brokers receive a brokerage commission that is usually a percentage of gross premiums written. Amalphis seeks to become a preferred choice of brokers and their clients by providing:

• solutions that address the specific business needs of its clients;

• rapid and substantive responses to proposal and pricing quote requests;

• timely payment of claims;

• financial security; and

• clear indication of risks it will and will not underwrite.

    One of Amalphis’ key objectives is to build long-term relationships with key reinsurance brokers, such as Access Reinsurance, Inc., Aon Re Worldwide, Inc., Benfield Group Limited, Guy Carpenter & Company, Inc., and Willis Group Holdings, Ltd., and with their clients.

    Amalphis believes that by maintaining close relationships with brokers, it is able to obtain access to a broad range of potential clients. Amalphis meets frequently in Barbados and elsewhere with brokers and senior representatives of clients and prospective clients. All contract submissions are approved in Allied Provident’s offices in Barbados.

    In addition, Amalphis expects the large number of captive insurance companies located in Barbados to be a source of business for Amalphis in the future. Amalphis expects to develop relationships with potential clients when it believes they have a need for reinsurance, based on its industry knowledge and market trends. Amalphis believes that diversity in its sources of business will help reduce any potential adverse effects arising out of the termination of any one of its business relationships.

Underwriting and Risk Management

    Amalphis believes that its approach to underwriting will allow it to deploy its capital in a variety of lines of business and to capitalize on opportunities that Amalphis believes offer favorable returns on equity over the long term. Amalphis’ underwriters have expertise in a number of lines of business and Amalphis will also look to outside consultants on a fee-for-service basis, to help Amalphis with niche areas of expertise when Amalphis deems it appropriate.

Economics of Results

    Amalphis’ primary goal is to build a reinsurance portfolio that has attractive economic results. Amalphis may underwrite a reinsurance contract that may not demonstrate immediate short-term benefits if it believes it will provide favorable return on equity over the life of the contract. In pricing its products, Amalphis assumes investment returns equal to the risk-free rate, which it intends to review and adjust, if necessary, on an annual basis. As of March 1, 2009, Amalphis assumes a risk-free rate of 2.3%.

Actuarially Based Pricing

    Amalphis has internally developed actuarial models and also use several commercially available tools to price its business. Amalphis’ models not only consider conventional underwriting metrics, but also incorporate a component for risk aversion that places greater weight on scenarios that result in greater losses. The actuary working on the transaction must agree that the transaction meets or exceeds its return on equity requirements before Amalphis commits capital. Amalphis prices each transaction based on the merits and structure of the transaction.

Act as Lead Underwriter

    Typically, one reinsurer acts as the lead in negotiating principal policy terms and pricing of reinsurance contracts. Amalphis plans to act as the lead underwriter for the majority of the aggregate premium that it underwrites. Amalphis believes that lead underwriting is an important factor in achieving long-term success, as lead underwriters have greater influence in negotiating pricing, terms and conditions. In addition, Amalphis believes that reinsurers that lead policies are generally solicited for a broader range of business and have greater access to attractive risks.

Alignment of Company and Client’s Interests

    Amalphis seeks to ensure every contract it underwrites aligns its interests with its client’s interest. Specifically, Amalphis may seek to:

• pay its clients a commission based upon a predetermined percentage of the profit Amalphis realizes on the business, which Amalphis refers to as a profit commission;

• allow the client to perform all claims adjusting and audits, as well as the funding and paying of claims, which Amalphis refers to as self insured retentions;

• provide that the client pays a predetermined proportion of all losses above a pre-determined amount, which Amalphis refers to as co-participation; and/or

• charge the client a premium for reinstatement of the amount of reinsurance coverage to the full amount reduced as a result of a reinsurance loss payment, which Amalphis refers to as a reinstatement premium.

    Amalphis believes that through profit commissions, self-insured retentions, co-participation, reinstatement premiums or other terms within the contract, its clients are provided with an incentive to manage its interests. Amalphis believes that aligning its interests with its client’s interests promotes accurate reporting of information, timely settling and management of claims and limits the potential for disputes.

Integrated Underwriting Operations

    Amalphis has implemented a ‘‘cradle to grave’’ service philosophy where the same individual underwrites and administers the reinsurance contracts. Amalphis believes this method enables it to best understand the risks and likelihood of loss for any particular contract and to provide superior client service.

Detailed Contract Diligence

    Amalphis seeks to be highly selective in the contracts it chooses to underwrite and spend a significant amount of time with its clients and brokers to understand the risks and appropriately structure the contracts. Amalphis usually obtains significant amounts of data from its clients to conduct a thorough actuarial modeling analysis. As part of its pricing and underwriting process, Amalphis assesses among other factors:

• the client’s and industry historical loss data;

• the expected duration for claims to fully develop;

• the client’s pricing and underwriting strategies;

• the geographic areas in which the client is doing business and its market share;

• the reputation and financial strength of the client;

• the reputation and expertise of the broker;

• the likelihood of establishing a long-term relationship with the client and the broker; and

• reports provided by independent industry specialists.

Underwriting Authorities

    Amalphis uses actuarial models that it produces and applies its underwriting guidelines to analyze each reinsurance opportunity before it commits capital. The Underwriting Committee of its Board of Directors has set parameters for zonal and aggregate property catastrophic caps and limits for maximum loss potential under any individual contract. The Underwriting Committee may approve exceptions to the established limits. Amalphis’ approach to risk control imposes an absolute loss limit on its natural catastrophic exposures rather than an estimate of probable maximum losses and Amalphis has established zonal and aggregate limits. Amalphis manages all non-catastrophic exposures and other risks by analyzing its maximum loss potential on a contract-by-contract basis. Maximum authorities will likely change over time to be consistent with Amalphis’ capital base.

Retrocessional Coverage

    Amalphis may from time to time purchase retrocessional coverage to manage its overall exposure and to balance its portfolio. Amalphis intends to only purchase uncollateralized retrocessional coverage from a reinsurer with a minimum financial strength rating of A− (Excellent) from either A.M. Best or an equivalent rating from Standard & Poor’s Rating Services.

Capital Allocation

    Amalphis expects to allocate capital to each contract that it binds. Amalphis’ capital allocation methodology uses the probability and magnitude of potential for economic loss. Amalphis allocates capital for the period until the risk is resolved. Amalphis has developed a proprietary return on equity capital allocation model to evaluate and price each reinsurance contract that it underwrites. Amalphis uses different return on equity thresholds depending on the type and risk characteristics of the business it underwrites, although Amalphis will use a standard risk-free interest rate.

Claims Management

    Amalphis has not experienced a high volume of claims to date. Its claims management process initiates upon receipt of reports from its clients.

    Amalphis has implemented a ‘‘cradle to grave’’ service philosophy where the same individual underwrites and administers the reinsurance contracts.

    Underwriters review claims submissions for authorization prior to entry and settlement. Amalphis believes this ensures it pays claims consistently with the terms and conditions of each contract. Its Chief Financial Officer must also approve all cash disbursements.

    Where necessary, Amalphis will conduct or contract for on-site audits, particularly for large accounts and for those whose performance differs from its expectations. Through these audits, Amalphis will evaluate ceding companies’ claims-handling practices, including the organization of their claims departments, their fact-finding and investigation techniques, their loss notifications, the adequacy of their reserves, their negotiation and settlement practices and their adherence to claims-handling guidelines.

    Amalphis recognizes that fair interpretation of its reinsurance agreements with its clients and timely payment of covered claims is a valuable service to its clients.

Reserves

    Amalphis’ reserving philosophy is to reserve to its best estimates of the actual results of the risks underwritten. Its underwriters provide reserving estimates on a quarterly basis calculated to meet its estimated future obligations. Amalphis reserves on a transaction by transaction basis. Outside actuaries will review these estimates at least once a year. Due to the use of different assumptions, accounting treatment and loss experience, the amount Amalphis establishes as reserves with respect to individual risks, transactions or classes of business may be greater or less than those established by clients or ceding companies. Reserves may also include unearned premiums, premium deposits, profit sharing earned but not yet paid, claims reported but not yet paid, claims incurred but not reported, and claims in the process of settlement.

    Reserves do not represent an exact calculation of liability. Rather, reserves represent Amalphis’ estimate of the expected cost of the ultimate settlement and administration of the claim. Although the methods for establishing reserves are well-tested, some of the major assumptions about anticipated loss emergence patterns are subject to unanticipated fluctuation. Amalphis bases these estimates on its assessment of facts and circumstances then known, as well as estimates of future trends in claim severity and frequency, judicial theories of liability and other factors, including the actions of third parties, which are beyond its control.

Collateral Arrangements/Letter of Credit Facility

    Amalphis is not licensed or admitted as an insurer in any jurisdiction other than Barbados. Many jurisdictions including states in the United States do not permit clients to take credit for reinsurance on their statutory financial statements if such reinsurance is obtained from insurers that are unlicensed or non-admitted in such jurisdiction without appropriate collateral. As a result, Amalphis anticipates that all of its U.S. clients and a portion of its non-U.S. clients will require Amalphis to provide collateral for the contracts Amalphis binds with them. Amalphis expects this collateral to take the form of funds withheld, trust arrangements or letters of credit. The failure to obtain, maintain, replace or increase its letter of credit facilities on commercially acceptable terms may significantly and negatively affect its ability to implement its business strategy. See ‘‘Risk Factors – Amalphis’ failure to maintain sufficient letter of credit facilities or to increase its letter of credit capacity on commercially acceptable terms as it grows could significantly and negatively affect its ability to implement its business strategy.’’

Competition

    The insurance and reinsurance industry is highly competitive. Amalphis expects to compete with numerous property and casualty insurance companies and major reinsurers, most of which are well established, have significant operating histories and strong financial strength ratings and have developed long-standing client relationships.

    Amalphis’ principal reinsurance competitors are ACE Limited, General Re Corporation, Hannover Re Group, Munich Reinsurance Company, PartnerRe Ltd., Swiss Reinsurance Company, Transatlantic Reinsurance Company and XL Capital Ltd., which are dominant companies in Amalphis’ industry. Although Amalphis seeks to provide coverage where capacity and alternatives are limited, it directly competes with these larger companies due to the breadth of their coverage across the property and casualty market in substantially all lines of business. Amalphis also competes with smaller companies and other niche reinsurers from time to time.

Ratings

    Amalphis does not currently have a financial strength rating from A.M. Best or any other rating agency.

Investment Strategy

    Amalphis implements a value-oriented investment strategy by taking long positions in perceived undervalued securities. Amalphis may also take short positions in perceived overvalued securities. Amalphis aims to achieve high absolute rates of return while minimizing the risk of capital loss.  Amalphis attempts to determine the risk/return characteristics of potential investments by analyzing factors such as the risk that expected cash flows will not be obtained, the volatility of the cash flows, the leverage of the underlying business and the security’s liquidity, among others.

    Amalphis’ Board of Directors conducts reviews of its investment portfolio activities and oversees its investment guidelines to meet its investment objectives. Amalphis believes, while less predictable than traditional fixed-income portfolios, its investment approach complements its reinsurance business and will achieve higher rates of return over the long term. Amalphis’ investment guidelines are designed to maintain adequate liquidity to fund its reinsurance operations and to protect against unexpected events.

    Implementation of its investment strategy includes buying public or private corporate equities and current-pay debt securities, selling securities short, and investing in trade claims, debt securities of distressed issuers, arbitrages, bank loan participations, derivatives (including options, warrants and swaps), leases, break-ups, consolidations, reorganizations, limited partnerships and similar securities of foreign issuers.

Investment Guidelines

    The investment guidelines adopted by Amalphis’ Board of Directors, which may be amended, or modified, from time to time, take into account restrictions imposed on it by regulators, its liability mix, requirements to maintain an appropriate claims paying rating by ratings agencies and requirements of lenders. As of the date of this Form 8-K, the investment guidelines currently state:

• Quality Investments:  At least 80% of the assets in the investment portfolio are to be held in debt or equity securities (including swaps) of publicly-traded companies or of governments of the Organization of Economic Co-operation and Development, or the OECD, high income countries and cash, cash equivalent or United States government obligations, or in investment companies which hold such investments.

• Concentration of Investments:  Other than cash, cash equivalents and United States government obligations, no single investment in the investment portfolio may constitute more than 20% of the portfolio.

• Liquidity:  Assets will be invested in such fashion that we have a reasonable expectation that Amalphis can meet any of its liabilities as they become due. Amalphis periodically reviews the liquidity of the portfolio.

• Monitoring:  Amalphis re-evaluates each position in the investment portfolio and monitors changes in intrinsic value and trading value monthly.

• Leverage:  The investment portfolio may not employ greater than 5% indebtedness for borrowed money, including net margin balances, for extended time periods. Amalphis may use, in the normal course of business, an aggregate of 20% margin leverage for periods of less than 30 days.

Investment Results

Composition

    Amalphis’ investment portfolio contains investments in securities, cash and funds held with brokers, swaps and securities sold, not yet purchased.

    Amalphis also reports the composition of its total managed portfolio on a notional exposure basis, which it believes is the appropriate manner in which to assess the exposure and profile of investments and is the way in which it manages the portfolio.  Under this methodology, the exposure for swaps and futures contracts are reported at their full notional amount. The notional amount of a derivative contract is the underlying value upon which payment obligations are computed and Amalphis believes best represents the risk exposure. For an equity total return swap, for example, the notional amount is the number of shares underlying the swap multiplied by the market price of those shares. Options are reported at their delta adjusted basis. The delta of an equity option is the sensitivity of the option price to the underlying stock price. The delta adjusted basis is the number of shares underlying the option multiplied by the delta and the underlying stock price.

Investment Returns

    A summary of Amalphis’ consolidated net investment income for the year ended December 31, 2008 and the period ended December 31, 2007 is as follows:

    For the year ended December 31, 2008, Amalphis experienced a net investment gain of $5.81 million compared to net investment income of $0.04 million reported for the period ended December 31, 2007.

    The investment return reported by Amalphis is based on the total assets in its investment account, which includes the majority of its equity capital and collected premiums.

Internal Risk Management

    Amalphis’ Board of Directors reviews its investment portfolio together with its reinsurance operations on a periodic basis. Amalphis periodically produces risk reports for review by its Board of Directors, analyzing both its assets and liabilities. The reports focus on numerous components of risk in its portfolio, including concentration risk and liquidity risk.

Information Technology

    Amalphis’ information technology infrastructure is currently housed in its corporate offices in Barbados. Amalphis has implemented backup procedures to ensure that data is backed up on a daily basis and can be quickly restored as needed. Backup information is stored off-site in order to minimize the risk of a loss of data in the event of a disaster.

    Amalphis has a disaster recovery plan with respect to its information technology infrastructure that includes arrangements with an insurance administrator in Bermuda. Amalphis can access its systems from this offshore facility in the event that its primary systems are unavailable due to a disaster or otherwise.

Government Regulation

Insurance Regulations

    Allied Provident, Amalphis’ insurance operating subsidiary, holds an Insurance License issued in accordance with the terms of the Exempt Insurance Act, 1983 (Act 1983-9) (as revised) of Barbados, or the EIA, and is subject to regulation by the Barbados Insurance Supervisor, in terms of the implementation and interpretation of the EIA.  It is the duty of the Insurance Supervisor to examine the affairs or business of any licensee or other person carrying on, or who has carried on, insurance business in order to ensure that the EIA has been complied with and that and the licensee is in a sound financial position and is carrying on its business in a satisfactory manner;

    As the holder of an Exempt Insurance License, Allied Provident is permitted to undertake insurance business from Barbados, but, other than with the prior written approval of the Insurance Supervisor, may not engage in any Barbados domestic insurance business except to the extent that such business forms a minor part of the international risk of a policyholder whose main activities are in territories outside Barbados.

    Allied Provident is required to comply with the following principal requirements under the EIA:

• the maintenance of a net worth (defined in the EIA as the excess of assets, including any contingent or reserve fund secured to the satisfaction of the Insurance Supervisor, over liabilities other than liabilities to partners or shareholders) of at least 250,000 Barbados dollars (which is equal to approximately US $125,000), subject to increase by the Insurance Supervisor depending on the type of business undertaken;

• to carry on its insurance business in accordance with the terms of the license application submitted to the Insurance Supervisor, to seek the prior approval of the Insurance Supervisor to any proposed change thereto, and annually to file a certificate of compliance with this requirement, in the prescribed form, signed by an independent auditor, or other party approved by the Insurance Supervisor;

• to prepare annual accounts in accordance with generally accepted accounting principles, audited by an independent auditor approved by the Insurance Supervisor;

• to seek the prior approval of the Insurance Supervisor in respect of the appointment of directors and officers and to provide the Insurance Supervisor with information in connection therewith and notification of any changes thereto;

• to notify the Insurance Supervisor as soon as reasonably practicable of any change of control of Amalphis Group Inc., the acquisition by any person or group of persons of shares representing more than 10% of the issued shares of Amalphis Group or total voting rights and to provide such information as the Insurance Supervisor may require for the purpose of enabling an assessment as to whether the persons acquiring control or ownership are fit and proper persons to acquire such control or ownership;

• to maintain appropriate business records in Barbados; and

• to pay an annual license fee.

    The EIA requires that the holder of an Exempt Insurance License engage a licensed insurance manager operating in the Barbados to provide insurance expertise and oversight, unless exempted by the Insurance Supervisor.  Amalphis has engaged Amphora Captive Administrators Limited to perform these functions.

    Where the Insurance Supervisor believes that a licensee is committing, or is about to commit or pursue, an act that is deemed to be unsafe or an unsound business practice, the Insurance Supervisor may request that the licensee cease or refrain from committing the act or pursuing the offending course of conduct. Failures to comply with Insurance Supervisor regulation may be punishable by a fine of up to one hundred thousand Barbados dollars (US$121,951 based on Barbados’ pegged exchange rate of CI$0.82 per US$1.00), and an additional ten thousand Barbados dollars (US $12,195) for every day after conviction that the breach continues.

    Whenever the Insurance Supervisor believes that a licensee is or may become unable to meet its obligations as they fall due, is carrying on business in a manner likely to be detrimental to the public interest or to the interest of its creditors or policyholders, has contravened the terms of the EIA, or has otherwise behaved in such a manner so as to call into question the licensee’s fitness, the Insurance Supervisor may take one of a number of steps, including requiring the licensee to take steps to rectify the matter, suspending the license of the licensee, revoking the license imposing conditions upon the license and amending or revoking any such condition, requiring the substitution of any director, manager or officer of the licensee, at the expense of the licensee, appointing a person at the licensee’s expense to advise the licensee on the proper conduct of its affairs and to report to the Insurance Supervisor thereon, appointing a person to assume control of the licensee’s affairs or otherwise requiring such action to be taken by the licensee as Insurance Supervisor considers necessary.

Other Regulations in the British Virgin Islands

    As a British Virgin Islands BVI Business Company, Amalphis may not carry on business or trade locally in the British Virgin Islands except in furtherance of its business outside the British Virgin Islands and we are prohibited from soliciting the public of the British Virgin Islands to subscribe for any of its securities or debt. We are further required to file a return with the Registrar of Companies in January of each year and to pay an annual registration fee at that time.

    The British Virgin Islands has no exchange controls restricting dealings in currencies or securities.

Employees

    As of December 31, 2008, Amalphis had one a total of one employee, who was based in Barbados, who is an executive officer.  Other services which Amalphis needs are provided by its third-party management company.  Amalphis believes that its employee relations are good. Its employee is not subject to any collective bargaining agreements, and Amalphis is not aware of any current efforts to implement such agreements.

Management’s Discussion and Analysis or Plan of Operation

    We did not conduct any operations during periods up through the date of the acquisition of control of Amalphis.  However, we have included elsewhere in this report the historical consolidated financial statements of Amalphis and its wholly-owned Allied Provident subsidiary for the fiscal years ended December 31, 2008 and 2007.

    The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Amalphis and its Allied Provident subsidiary for the fiscal years ended December 31, 2008 and 2007 and for the comparative three month period ended March 31, 2009 and 2008 and should be read in conjunction with such financial statements and related notes included in this report.  Unless otherwise indicated, references to “Amalphis” shall include is operating subsidiary, Allied Provident Insurance, Inc.

    Management’s discussion and analysis contains various forward-looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or use of negative or other variations or comparable terminology.

    We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  See “Risk Factors” elsewhere in this Form 8-K

Liquidity and Capital Resources

    Amalphis is a specialty insurance company that offers reinsurance products in markets where traditional reinsurance alternatives are limited.  Amalphis directly sells a variety of property and casualty insurance products to businesses.  Amalphis’ wholly-owned insurance subsidiary, Allied Provident Insurance, Inc. was incorporated and commenced its insurance business in 2007 in Barbados.

    Through Allied Provident, Amalphis currently writes reinsurance for a United States insurance carrier that offers non-standard personal automotive insurance coverage to drivers who are unable to obtain insurance from standard carriers.  Amalphis plans to expand its reinsurance product offerings with other insurers that provide a variety of other property and casualty insurance products.   Its direct insurance business includes a suite of business property and casualty insurance products, such as directors and officers liability insurance, financial guarantee insurance, excess and umbrella liability insurance, business income insurance, and inland marine and product liability insurance.

    Amalphis manages its business on the basis of one operating segment, property and casualty reinsurance, in accordance with the qualitative and quantitative criteria established by SFAS 131, ‘‘Disclosure about Segments of an Enterprise and Related Information.’’  Within the property and casualty insurance and reinsurance segment, Amalphis analyzes its underwriting operations using two categories:

•	frequency business; and

•	severity business.

    Frequency business is characterized by contracts containing a potentially large number of smaller losses emanating from multiple events. Clients generally buy this protection to increase their own underwriting capacity and typically select a reinsurer based upon the reinsurer’s financial strength and expertise. Amalphis expects the results of frequency business to be less volatile than those of severity business from period to period due to its greater predictability. Amalphis also expects that over time the profit margins and return on equity for its frequency business will be lower than those of its severity business.

    Severity business is typically characterized by contracts with the potential for significant losses emanating from one event. Clients generally buy this protection to remove volatility from their balance sheets and, accordingly, Amalphis expects the results of severity business to be volatile from period to period. However, over the long term, Amalphis also expects that its severity business will generate higher profit margins and return on equity than its frequency business.

    Amalphis does not currently have any material commitments for capital expenditures, and does not anticipate the need for any such material expenditures this year.

    Because Amalphis has a limited operating history, period-to-period comparisons of its underwriting results are not yet possible and may not be meaningful in the near future. In addition, due to the nature of its reinsurance and investment strategies, its operating results will likely fluctuate from period to period.

Revenues

Amalphis derives its revenues from three principal sources:

        • reinsurance premiums received from its specialty automobile insurance company client on policy liabilities that we assume;

• premiums from the direct sale to businesses of property and casualty insurance; and

• income from investments.

    Premiums from reinsurance are directly related to the number, type and pricing of contracts Amalphis writes.  Amalphis earns premiums over the contract term, which is typically twelve months.  For the period of inception through December 31, 2008, Amalphis only wrote one reinsurance contract for a non-standard automobile insurer.

    Premiums for Amalphis’ direct property and casualty insurance came from one financial guaranty policy written in 2007, and two directors’ and officers’ liability policies written in 2008.

    Income from Amalphis’ investments is primarily comprised of interest income, dividends and gains, net realized and unrealized gains on investment securities. Amalphis also derives interest income from money market funds.

    The following table sets forth the amount and percentage of our total revenues for the period November 9, 2007 (inception) to December 31, 2007 and for the year ended December 31, 2008 that were derived from Amalphis’ three sources of income.

Type of Revenue	Year ended December 31, 2008		For the Period from November 9, 2007 (inception) to December 31, 2007
Reinsurance premiums Earned	$11,612,702	(66.7%)	$0	(0.0%)
Direct property and casualty insurance	$5,208	(0.0%)	$450,000	(92.8%)
Investment income	$5,809,338	(33.3%)	$35,000	(7.2%)
Total	$17,427,248	(100%)	$485,000	(100%)

Expenses

    Amalphis’ expenses consist primarily of the following:

•	underwriting losses and loss adjustment expenses;

•	acquisition costs;

•	investment-related expenses; and

•	general and administrative expenses.

    Loss and loss adjustment expenses are a function of the amount and type of reinsurance contracts Amalphis writes and of the loss experience of the underlying coverage. As described below, loss and loss adjustment expenses are based on an actuarial analysis of the estimated losses, including losses incurred during the period and changes in estimates from prior periods. Depending on the nature of the contract, loss and loss adjustment expenses may be paid over a period of years.

    Acquisition costs consist primarily of brokerage fees, ceding commissions, premium taxes and other direct expenses that relate to its writing reinsurance contracts. Amalphis amortizes deferred acquisition costs over the related contract term.

    Investment-related expenses primarily consist of transaction fees and account maintenance fees. Amalphis nets these expenses against investment income in its financial statements.

    General and administrative expenses consist primarily of salaries and benefits and related costs, including costs associated with professional fees, travel and entertainment, information technology, rent and other general operating expenses.

    Amalphis believes that its working capital is sufficient for its current needs.  However, if Amalphis does not sell all of our stock in its offering, it may not be able to grow its business and may not be able to implement all or any of its business growth strategies.

Critical Accounting Policies

    Amalphis’ consolidated financial statements contain certain amounts that are inherently subjective in nature and have required management to make assumptions and best estimates to determine reported values. If certain factors, including those described in ‘‘Risk Factors,’’ cause actual events or results to differ materially from its underlying assumptions or estimates, there could be a material adverse effect on its results of operations, financial condition or liquidity. Amalphis believes that the following accounting policies affect the more significant estimates used in the preparation of its consolidated financial statements. The descriptions below are summarized and have been simplified for clarity. A more detailed description of Amalphis’ critical accounting policies is included in the notes to the consolidated financial statements.

    Premium Revenues and Risk Transfer.    Amalphis’ property and casualty insurance and its reinsurance premiums are recorded as premiums written at the inception of each contract, based upon contract terms and information received from ceding companies and their brokers. For excess of loss reinsurance contracts, premiums are typically stated as a percentage of the subject premiums written by the client, subject to a minimum and deposit premium. The minimum and deposit premium is typically based on an estimate of subject premium expected to be written by the client during the contract term. The minimum and deposit premium is reported initially as premiums written and adjusted, if necessary, in subsequent periods once the actual subject premium is known.

    For each quota-share or proportional property and casualty reinsurance contract Amalphis underwrites, its client estimates gross premiums written at inception of the contract. Amalphis generally accounts for such premiums using the client’s initial estimates, and then adjust the estimates as advised by its client. Amalphis believes that the client’s estimate of the volume of business it expects to cede to Amalphis represents the best estimate of gross premiums written at the beginning of the contract. Because its agreement with the client provides Amalphis with an established percentage of the premium it receives from policies it sells, Amalphis believes the client is better able to predict that volume. As the contract progresses, Amalphis monitors actual premiums received in conjunction with correspondence from the client in order to refine its estimate. Variances from initial gross premiums written estimates can be greater for quota-share contracts than for excess of loss contracts. Premiums are earned on a pro rata basis over the coverage period. Unearned premiums consist of the unexpired portion of reinsurance provided.

    Amalphis accounts for reinsurance contracts in accordance with SFAS No. 60, ‘‘Accounting and Reporting by Insurance Enterprises’’ and SFAS No. 113, ‘‘Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts.’’ Assessing whether or not a reinsurance contract meets the conditions for risk transfer requires judgment. The determination of risk transfer is critical to reporting premiums written and is based, in part, on the use of actuarial and pricing models and assumptions. If Amalphis determines that a reinsurance contract does not transfer sufficient risk, it accounts for the contract as a deposit liability.

    Investments.    Amalphis classifies all investments as trading securities and record their values based on the last reported price on the balance sheet date as reported by a recognized exchange. If no sale of such security was reported on that date, the market value will be the last reported bid price (in the case of securities held long), or last reported ask price (in the case of securities sold short). Securities for which recognized exchange quotations are not readily available are valued at management’s best estimate of fair value based on prices received from administrators, dealers or market makers. Any realized and unrealized gains or losses are determined on the basis of the specific identification method (by reference to cost or amortized cost, as appropriate) and included in investment income in the statement of income.

    Loss and Loss Adjustment Expense Reserves.    Amalphis establishes reserves for contracts based on estimates of the ultimate cost of all losses including losses incurred but not reported, or IBNR. These estimated ultimate reserves are based on reports received from ceding companies, historical experience and actuarial estimates. These estimates are periodically reviewed and adjusted when necessary. Since reserves are estimates, the setting of appropriate reserves is an inherently uncertain process. Amalphis’ estimates are based upon actuarial and statistical projections and on its assessment of currently available data, predictions of future developments and estimates of future trends and other factors. The final settlement of losses may vary, perhaps materially, from the reserves initially established and any adjustments to the estimates are recorded in the period in which they are determined. Under U.S. GAAP, Amalphis is not permitted to establish loss reserves, which include case reserves and IBNR, until the occurrence of an event which may give rise to a claim. As a result, only loss reserves applicable to losses incurred up to the reporting date are established, with no allowance for the establishment of loss reserves to account for expected future losses.

    For natural catastrophe exposed business Amalphis establishes loss reserves based on loss payments and case reserves reported by its clients, when and if received. Amalphis then adds to these case reserves its estimates for IBNR. To establish its IBNR loss estimates, in addition to the loss information and estimates communicated by ceding companies, Amalphis uses industry information, knowledge of the business written by Amalphis and management’s judgment.

    Reserves for losses and loss adjustment expenses were comprised of the following:

    In each of the contracts Amalphis has written to date, its risk exposure is limited by the fact that the contracts have defined limits of liability. Once the loss limit for a contract has been reached, Amalphis has no further exposure to additional losses from that contract.

    For all non-natural catastrophe business, Amalphis initially reserves every individual contract to the expected loss and loss expense ratio in the pricing analysis. In its pricing analyses, Amalphis typically utilizes a significant amount of information both from the individual client and from industry data. Where practical, Amalphis compares reserving data that it receive from its client, if any, to publicly-available financial statements of the client in an effort to identify, confirm and monitor the accuracy and completeness of the received data. If Amalphis does not receive reserving data from a client, it relies on industry data, as well as the judgment and experience of its underwriters and actuaries. Amalphis completes its analyses for all contracts for all lines of business. The information may include many years of history. Depending on the type of business written, Amalphis is entitled to receive client and industry information on historical paid losses, incurred losses, number of open claims, number of closed claims, number of total claims, listings of individual large losses, earned premiums, policy count, policy limits underwritten, exposure information and rate change information. Amalphis also may receive information by class or subclass of business. As it is a new company, Amalphis currently relies more on client and industry data than its own to identify unusual trends in the data requiring changes in reserve estimates. Where available, Amalphis receives relevant actuarial reports from the client. Amalphis supplements this information with subjective information on each client, which may include management biographies, competitor information, meetings with the client, and supplementary industry research and data. Generally, Amalphis obtains regular updates of premium and loss related information for the current period and historical periods, which Amalphis utilizes to update its initial expected loss and loss expense ratio. There may be a time lag from when claims are reported to its client and when its client reports the claims to Amalphis. This time lag may impact its loss reserve estimates from period to period. Once Amalphis receives this updated information Amalphis uses a variety of standard actuarial methods in its analysis each quarter. Such methods may include:

• Paid Loss Development Method.    Amalphis estimates ultimate losses by calculating past paid loss development factors and applying them to exposure periods with further expected paid loss development. The paid loss development method assumes that losses are paid in a consistent pattern. It provides an objective test of reported loss projections because paid losses contain no reserve estimates. For many coverages, claim payments are made very slowly and it may take years for claims to be fully reported and settled.

• Reported Loss Development Method.    Amalphis estimates ultimate losses by calculating past reported loss development factors and applying them to exposure periods with further expected reported loss development. Since reported losses include payments and case reserves, changes in both of these amounts are incorporated in this method. This approach provides a larger volume of data to estimate ultimate losses than paid loss methods. Thus, reported loss patterns may be less varied than paid loss patterns, especially for coverage that have historically been paid out over a long period of time but for which claims are reported relatively early and case loss reserve estimates established.

• Expected Loss Ratio Method.    Amalphis estimates ultimate losses under the expected loss ratio method, by multiplying earned premiums by an expected loss ratio. Amalphis selects the expected loss ratio using industry data, historical company data and its professional judgment. Amalphis uses this method for lines of business and contracts where there are no historical losses or where past loss experience is not credible.

• Bornheutter-Ferguson Paid Loss Method.    Amalphis estimates ultimate losses by modifying expected loss ratios to the extent paid losses experienced to date differ from what would have been expected to have been paid based upon the selected paid loss development pattern. This method avoids some of the distortions that could result from a large development factor being applied to a small base of paid losses to calculate ultimate losses. Amalphis uses this method for lines of business and contracts where there are limited historical paid losses.

• Bornheutter-Ferguson Reported Loss Method.    Amalphis estimate ultimate losses by modifying expected loss ratios to the extent reported losses experienced to date differ from what would have been expected to have been reported based upon the selected reported loss development pattern. This method avoids some of the distortions that could result from a large development factor being applied to a small base of reported losses to calculate ultimate losses. Amalphis uses this method for lines of business and contracts where there are limited historical reported losses.

    For each contract, Amalphis utilizes each reserving methodology that its actuaries deem appropriate in order to calculate a best estimate, or point estimate, of reserves. In setting its reserves, Amalphis does not use a range of estimates that may be subject to adjustment. Accordingly, at the end of each period, Amalphis will establish reserves at a point estimate based upon all information then available. As of December 31, 2008, Amalphis had not adjusted any of its reserves since commencing underwriting operations in November 2007. Whether Amalphis uses one methodology, a combination of methodologies or all methodologies depends upon the contract and the judgment of the actuaries responsible for the contract.

    Amalphis’ aggregate reserves are the sum of the point estimate of all contracts. Because its reserves are the sum of its point estimates, Amalphis does not adjust its reserves from the amounts its actuaries determine. Amalphis performs a quarterly loss reserve analysis on each contract. This analysis may incorporate some or all of the information described above, using some or all of the methodologies described above. Each contract is analyzed every quarter regardless of line of business. Amalphis generally calculates IBNR reserves for each contract by estimating the ultimate incurred losses at any point in time and subtracting cumulative paid claims and case reserves, which incorporate specific exposures, loss payment and reporting patterns and other relevant factors. Amalphis also intends to have its loss reserves reviewed, on an annual basis, by an independent outside actuary who will test and review the work done by its actuaries to ensure that reserves Amalphis’ reports are being established consistently and appropriately.

    Acquisition Costs.    Acquisition costs include brokerage fees, ceding commissions, premium taxes and other direct expenses that relate directly to and vary with the writing of reinsurance contracts.  Acquisition costs relating to premiums that are fully earned are expensed.  Acquisition costs relating to premiums that have been received but not fully earned are deferred and amortized over the same period as the premiums are earned. Acquisition costs also include profit commissions.

Results of Operations

Premiums Written

    For the year ended December 31, 2008, Amalphis wrote $13,285,980 of premiums, consisting of 2 insurance policies and 1 reinsurance contract. There is no comparable prior period.

Premiums Earned

    Amalphis earned net premiums of $11,617,910 for the year ended December 31, 2008.  These premiums comprised of $11,612,702 of net premiums from its reinsurance contract and $5,208 of net premiums from writing direct property and casualty insurance policies.  99.99% of its net premiums were from frequency business and 0.01% were from severity business during such period.  There is no comparable prior period.  Premiums earned reflect the pro rata inclusion into income of premiums written over the life of the reinsurance contract or the insurance policy.

Losses Incurred

    Losses incurred include losses paid and changes in loss reserves, including IBNR reserves, net of loss recoveries from retrocessionaires. Amalphis incurred net losses of $9,111,327 for the year ended December 31, 2008, comprised of $9,074,265 from reinsurance contracts and $37,061 from direct property and casualty insurance. There is no comparable prior period.

Acquisition Costs

    Acquisition costs for the year ended December 31, 2008 totaled $2,420,421. There is no comparable prior period from reinsurance contracts and none from direct property and casualty insurance. These acquisition costs represent the amortization of the commission and brokerage expenses incurred on contracts written. Deferred acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. There is no comparable prior period.

General and Administrative Expenses

    Amalphis’ general and administrative expenses for the twelve months ended December 31, 2008 were $102,770 and for the period from November 9, 2007 (Inception) to December 31, 2007 were $46,976.  These expenses for both periods have no accrual of the fair value of stock options and restricted stock granted to employees and directors due to the fact that none were granted.

    Amalphis expects its general and administrative expenses for 2009 to be higher than reported in 2008 as Amalphis intends to hire additional staff and resources to service anticipated increasing underwriting operations and to enable it to fulfill the increased reporting requirements applicable to public companies.

Net Investment Income

    For the year ended December 31, 2008 and for the period November 9, 2007 (Inception) to December 31, 2007, Amalphis reported a net investment income of $5,809,338 and $35,000, respectively.

Taxes

    Amalphis is not obligated to pay any taxes in the British Virgin Islands on either income or capital gains.

Net Income

    For the twelve months ended December 31, 2008 and for the period November 9, 2007 (Inception) to December 31, 2007, Amalphis reported a net income of $5,833,870 and $117,321, respectively.

Ratio Analysis

    As a result of the nature of Amalphis’ frequency and severity businesses, Amalphis expects to report different loss and expense ratios in these categories from period to period. For the year ended December 31, 2008, the following ratios are reported:

    The loss ratio is calculated by dividing loss and loss adjustment expenses incurred by premiums earned. For the twelve months ended December 31, 2008, Amalphis’ frequency business reported a loss ratio of 78.10%, as compared to .03% reported by its severity business. However, Amalphis expects that the loss ratio will be volatile for its severity business and may exceed that of its frequency business in certain periods.

    The acquisition cost ratio is calculated by dividing acquisition costs by premiums earned.

    The composite ratio is the ratio of underwriting losses incurred, loss adjustment expenses and acquisition costs, excluding general and administrative expenses, to premiums earned. This ratio demonstrates the higher acquisition costs incurred for frequency business than for severity business. Similar to the loss ratio, Amalphis expects that this ratio will be volatile for its severity business depending on loss activity in any particular period.

    The internal expense ratio is the ratio of all general and administrative expenses to premiums earned. Amalphis expects its internal expense ratio to decrease as it writes more business.  Because Amalphis believes that it can expand its underwriting business without increasing certain of its expenses, Amalphis expects its internal expense ratio to decrease significantly as Amalphis continues to expand its underwriting activities.  Amalphis expects over time that its general and administrative expenses will be two to three percent of capital.

    The combined ratio is the ratio of the sum of the composite ratio and the internal expense ratio. It measures the total profitability of its underwriting operations. This ratio does not take investment income into account. The reported combined ratio for the year ended December 31, 2008 was 100.10%. Amalphis expects that its combined ratio may be volatile in certain periods.  There are no applicable ratios for the prior comparable period, since Amalphis did not begin underwriting operations until November 2007.

Capital

    As of December 31, 2008, total shareholders’ equity was $29.85 million compared to $24.02 million at December 31, 2007. This increase in total shareholders’ equity is principally due to a net income of $5.83 million during the year ended December 31, 2008.

    Amalphis’ capital structure currently consists entirely of equity issued in one class of shares. Amalphis expects that the proceeds of its offering, together with the existing capital base and internally generated funds, will be sufficient to implement its business strategy. Consequently, Amalphis does not anticipate that it will incur any material indebtedness in the ordinary course of its business. However, Amalphis cannot provide assurances that in the future it will not be required to incur indebtedness to implement its business strategy, pay claims or make acquisitions. Amalphis did not make any significant capital expenditures during the period from inception to December 31, 2008.

Off-Balance Sheet Financing Arrangements

    Amalphis has no obligations, assets or liabilities, other than those derivatives in its investment portfolio and disclosed in arrangements. Amalphis does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

    Amalphis believes it is principally exposed to five types of market risks:

• equity price risk;
• foreign currency risk;
• interest rate risk;
• credit risk; and
• effects of inflation.

    Equity Price Risk.   As of December 31, 2008, approximately 45% of its investment portfolio consisted primarily of long and short equity securities, the carrying values of which are primarily based on quoted market prices. Generally, market prices of common equity securities are subject to fluctuation, which could cause the amount to be realized upon the closing of the position to differ significantly from the current reported value. As of December 31, 2008, a 10% decline in the price of each of these equity securities would result in a $1.2 million, or 4.5%, decline in the fair value of the total investment portfolio.

    Foreign Currency Risk.  Certain of its reinsurance contracts may provide that ultimate losses may be payable in foreign currencies depending on the country of original loss. Foreign currency exchange rate risk exists to the extent that there is an increase in the exchange rate of the foreign currency in which losses are ultimately owed. As of December 31, 2008, there are no known or estimated losses payable in foreign currencies. While Amalphis does not seek to specifically match its liabilities under reinsurance policies that are payable in foreign currencies with investments denominated in such currencies, Amalphis continually monitors its exposure to potential foreign currency losses and will consider the use of forward foreign currency exchange contracts in an effort to hedge against adverse foreign currency movements.

    Through investments in securities denominated in foreign currencies, Amalphis may be exposed to foreign (non-U.S.) currency risk. Foreign currency exchange rate risk is the potential for loss in the U.S. dollar value of investments due to a decline in the exchange rate of the foreign currency in which the investments are denominated. As of December 31, 2008, its total exposure to foreign denominated securities was approximately $0.00 million, or 0.00%, of its investment portfolio including cash and cash equivalents. As of December 31, 2008, a 10% increase in the value of the United States dollar against select foreign currencies would result in a $0.00 million decline in the value of the investment portfolio.

    Interest Rate Risk.  Amalphis’ investment portfolio has historically held a very small portion of fixed-income securities, which it classifies as trading securities but may in the future include significant exposure to corporate debt securities, including debt securities of distressed companies. The primary market risk exposure for any fixed-income security is interest rate risk. As interest rates rise, the market value of its fixed-income portfolio falls, and the converse is also true.

    Credit Risk.  Amalphis is exposed to credit risk primarily from the possibility that counterparties may default on their obligations to Amalphis. The amount of the maximum exposure to credit risk is indicated by the carrying value of its financial assets. In addition, Amalphis holds the securities of its investment portfolio with several prime brokers and have credit risk from the possibility that one or more of them may default in their obligations to Amalphis. Other than its investment in derivative contracts and corporate debt, if any, and the fact that Amalphis’ investments are held by prime brokers on its behalf, Amalphis has no significant concentrations of credit risk.

    Effects of Inflation.  Amalphis does not believe that inflation has had or will have a material effect on its combined results of operations, except insofar as inflation may affect interest rates.

Description of Property

    Allied Provident’s office space in Barbados is currently provided to it by the company with whom Amalphis contracts for management services at no additional charge.  Amalphis does not have a written agreement with them.  Amalphis believes that for the foreseeable future this office space will be sufficient for it to conduct its operations.  Except for computers and miscellaneous office equipment, Amalphis does not have any other material tangible assets.

Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders

    The following table sets forth the number of shares of common stock of Rineon, beneficially owned by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting of Securities

Tore Nag (1)	16,666	*
Michael Hlavsa (2)	1,666	*
Keith Laslop (2)	1,666	*
Thomas Lindsey (2)	1,666	*
Leo de Waal (2)	1,666	*

All Officers and Directors as a group (5 persons)	23,330	1.16%
____________________________

*  Denotes less than one percent (1%) ownership in the Company.

(1)           Consists of 16,666 shares of common stock that may be exercised within 90 days under stock options granted to Mr. Nag under his employment agreement, which entitles him to purchase an aggregate of 200,000 shares of Rineon common stock at 100% of the volume weighted average price per share of Rineon Common Stock, as traded on the FINRA over-the-counter Bulletin Board, NASDAQ or any other national securities exchange, for the 10 trading days immediately prior to June 30, 2009; which shares vest quarterly at the rate of 16,666 shares per calendar quarter over the three year term (12 quarters) of Mr. Nag’s employment agreement with Rineon.

(2)           Consists of 1,666 shares that may be exercised within 90 days under stock options granted to each of Messrs. Hlavsa, Laslop, Lindsay and deWaal, entitling each of such persons, for so long as they shall remain officers or directors of the Company, to purchase a maximum aggregate of 20,000 shares of Rineon common stock through the period ending June 30, 2012, of which 1,666 option shares vest quarterly at the end of each of June, September, December and March, commencing June 30, 2009.

Directors and Executive Officers Following the Change In Control Transaction

Executive Officers and Directors

    The following discussion sets forth information regarding the executive officers of Rineon as at the date hereof, and the board of directors of Rineon.  The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he/she has held in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Tore Nag 19 West Branch Road Westport, CT 06880	54	President, Chief Operating Officer and Director

Michael Hlavsa (1) 2161 SW 35th Ave Ft. Lauderdale, FL 33312	55	Chief Financial Officer, Secretary and Director

Keith Laslop (1) (2) (3) 71 Philbeach Gardens, London SW5 9EY England	37	Director

Leo de Waal (1) (2) (3) 10, rue Emile Lavandier, L-1924 Luxembourg	61	Director

Thomas R. Lindsay, Jr. (1) (2) 2730 Val Vista Dr., Ste. 117 Gilbert, AZ 85295	39	Director

_______________________________

(1)           Member of the audit committee.

(2)           Member of the compensation committee

(3)           Member of the nominating and corporate governance committee.

   Tore Nag.  For twenty-two years (from 1982-2006) Mr. Nag held varies senior executive positions at Nordea Bank and its predecessor, Christiania Bank, with full P&L responsibilities. The bank assigned him to manage strategic turn-arounds where he was responsible for restructuring several banking units in varied jurisdictions and restoring them to profitability. For the five years ending in September 2006, Mr. Nag managed the New York City branch of Christiana Bank.  During his tenure in New York, he merged three US banking operations successfully with fundamental business/administrative/system changes, and turned operating losses of $30.0 million in 2001 gradually into profits of $50.0 million in 2005 with profits in 2008 reaching more than $100 million.  Christiania Bank og Kreditkasse was founded in 1848 in Norway and in 2000 it merged with MeritaNordbanken and became Nordea Bank. The bank was Norway's second largest bank at the time of the merger with around 10 million customers, approximately 1,400 branch offices and a leading net-banking position with 5.2 million e-customers. Nordea shares are listed on the NASDAQ OMX, and the exchanges in Copenhagen, Helsinki and Stockholm. Christiania Bank operated branch offices in London, Singapore and New York.  Mr. Nag received his BSc. (with Honors) from the School of Management, University of Bath, United Kingdom, and finalized the first part (of three) of the Norwegian law degree at the University of Oslo.

   Michael Hlavsa. Mr. Hlavsa is an experienced executive that has over 33 years of combined financial and operational experience. He is both a Certified Public Accountant and a Certified Internal Auditor. From its inception in November 2007, Mr. Hlavsa has served as the Chief Financial Officer and Secretary for Fund.com Inc. From its inception in March 2007, Mr. Hlavsa has served as the Chief Financial Officer and continues as a Director of Asia Special Situation Acquisition Corp., a Cayman Islands special purpose acquisition corporation. From 2004 to the present, he has been the founder and principal owner of Signature Gaming Management LLC, a consulting firm specializing in advising emerging companies engaged in gaming operations. In 2005, he served as Chief Executive Officer for Titan Cruise Lines, a casino business which operated a 2,000 passenger ship and high speed shuttles. From 2001 to 2004, Mr. Hlavsa was the Chief Executive Officer for SunCruz Casinos, the largest day cruise gaming company in the United States. From 1997 to 2000, Mr. Hlavsa was Managing Partner at Casino Princesa in Miami, Florida where he was responsible for the development and operation of a large mega-yacht gaming vessel. From 1993 to 1997, he served as Chief Financial Officer and Vice President, Midwest region, for Lady Luck Gaming Corporation, a publicly traded company. While at Lady Luck, he participated in that company’s initial public offering of equity and a $185 million debt financing. From 1991 to 1993, Mr. Hlavsa was the Vice President of Finance and Administration for the Sands Hotel and Casino in Las Vegas, Nevada. His first 12 years of gaming experience was in Atlantic City, New Jersey in various audit and finance positions with well-established gaming companies such as Caesars, Tropicana and Trump Plaza. He received a bachelor of science degree from Canisius College in Buffalo, New York in 1975.

   Keith Laslop has over 8 years of C-level business experience in North America and Europe. From 2004 to 2008, Mr. Laslop served as the President of Prolexic Technologies, Inc., a managed digital security service provider, where he was responsible for the growth, financial performance and shareholder value of the company, ultimately resulting in a 500% ROI exit for investors. From 2001 to 2004, he served as the Chief Financial Officer and Business Development Director of Elixir Studios Ltd., a London-based interactive entertainment software developer, where he was responsible for originating and negotiating new development contracts, and secured three rounds of capital to fund operations. Prior to Elixir, Mr. Laslop was Director of Business Development EMEA at Inktomi, a public Internet infrastructure software company, and prior to that position, Mr. Laslop spent five years in the mergers and acquisitions group of PricewaterhouseCoopers in London, England and Toronto, Canada. Since May 2008 Mr. Laslop has served as the chairman of the business combination committee for Asia Special Situation Acquisition Corp, a publicly traded blank check company, and has served as a board member for Fund.com. Mr. Laslop earned a Business Administration degree (Honors) from the University of Western Ontario and is a Chartered Accountant and Chartered Financial Analyst.  Mr. Laslop has been interviewed by/quoted in National Public Radio, Wired Magazine, IT Week and other media.

       Leonard de Waal. (Proposed Director) A resident of Luxembourg, Leonard E. de Waal has over 32 years’ experience in the financial industry and in particular in portfolio management. Prior to December 2002, Mr. de Waal worked for 18 years as a discretionary portfolio manager with Merrill Lynch (Luxembourg). Before this, Mr. de Waal served as an account executive with Prudential Bache Securities in the Netherlands (1982-1984), Head of the Department Private Client, Institutions and Foundations with Bank Mees & Hope, with responsibility for portfolio management and management of discretionary funds (1978-1981) and NMB Bank (now ING) where he was appointed Head of the Securities Department. (1972-1978). Since leaving Merrill Lynch, Mr. de Waal has been appointed and continues to act as a director on the board of several companies, including FFHL (Luxembourg) S.à r.l. (appointed in December 2002), Upsala Finance S.A. (appointed in October 2004) and Wynford Financial S.à r.l. (appointed in October 2005). Mr de Waal also serves as managing director (part time) of Eduma Marketing & Education S.A. (appointed October 2005). On a part time basis, Mr. de Waal acts as a senior portfolio manager for Fuchs & Associés Finance Luxembourg S.A. (appointed November 2004) and accounting manager of Shire Holdings Europe S.à r.l. and Shire Holdings Ireland Ltd., Luxembourg Branch (appointed September 2005). He is Director of Asia Special Situations Acquisition Corp. Mr. de Waal is a certified US broker (NASD Series 7, 6 and 3) and Discretionary Asset Manager (Merrill Lynch Corporate Campus).

       Thomas R. Lindsay, Jr., CPCU, CPP.  Mr. Lindsay has over 15 years of insurance industry experience.  For the past 4 years, he has been the President and CEO of Lindsay General Insurance Agency, a wholly owned subsidiary of National Guaranty Holding Company, an insurance company holding group, and a director of National Guaranty Holding Company.  Since 2004 Mr. Lindsay has served as CEO of Vensure Employer Services, Inc., a professional employer services company with over 3,000 co-employees in eight states and gross revenues of approximately $63 million.  Since 2003, Mr. Lindsay has been a co-founder and director, and from 2003 to 2004 was the Chief Operating Officer of The Genera Group, a consulting and technology company providing information technology consulting, software development, network/database administration, and business consulting, as well as workers’ compensation Health Care Organization enrollment administration.  Lindsey General Insurance Agency writes non-standard auto insurance in Texas, Nevada and Arizona through a network of over 1,000 independent agents, and manages the underwriting, policy issuance and claims on behalf of Old American County Mutual, National Guaranty Insurance Company and Drivers Insurance Company.  For 10 years prior to forming Genera, Mr. Lindsay was Chief Operating Officer, director and a shareholder of Infinet Holdings, Inc. a company that insured, financed and managed a variety of employee health, retirement and workers compensation benefits with annual premiums in excess of $60 million.

Board Composition Following the Change in Control Transaction

    Our Board of Directors is currently comprised of four members, two of whom are non-employee members.  We are authorized by our Articles of Association to have a maximum of twelve directors.  Prior to completion of this offering, we intend to add at least one other person to our board of directors who will be an independent director.

    Our Board of Directors reviewed the materiality of any relationship each our directors currently has or has had with our company either directly or indirectly through other organizations. The criteria applied included the director independence requirements set forth under the NASDAQ Capital Markets Rules and, with respect to the audit committee, the director independence rules of the Securities and Exchange Commission. Based on our review, we believe that Messrs. de Waal and Laslop are independent directors and that Messrs. Hirst, Nag and Lindsay are not independent directors.

    We believe that the composition of our board of directors will meet the requirements for independence under the current requirements of the NASDAQ Capital Markets when we are able to identify and elect an additional independent member.  Currently, because we have an equal number of independent and non-independent directors, we do not meet the requirement that a majority of our directors be independent.  As required by the NASDAQ Capital Markets we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.  We intend to comply with any governance requirements that are or become applicable to us.

Committees of the Board of Directors

    There are currently four committees of our board of directors: the audit committee, the compensation committee, the nominating and corporate governance committee and the underwriting committee.

Audit Committee

    Our audit committee is composed of Messrs. Hlavsa, deWaal and Laslop, the latter two of whom are non-employee members of our board of directors and independent directors. Mr. Hlavsa currently serves as chairman of the audit committee and is the ‘‘financial expert’’ within the meaning of Item 401(h) of Regulation S-K of the Securities Act.  We intend to appoint a third independent director who is also a financial expert and who will replace Mr. Hlavsa as chairman of the audit committee.  Subject such replacement becoming a member of the committee, we believe that the composition of our audit committee will then meet the requirements for independence and financial sophistication under the current requirements of the NASDAQ Capital Markets and SEC rules and regulations. In addition, our audit committee has the specific responsibilities and authority necessary to comply with the current requirements of the NASDAQ Capital Markets and SEC rules and regulations.

    Our audit committee is responsible for, among other things, overseeing the independent auditors, reviewing the financial reporting, policies and processes, overseeing risk management, related party transactions and legal compliance and ethics and preparing the audit committee reports required by SEC rules.

Compensation Committee

    Our compensation committee is composed of Messrs. de Waal, Lindsay and Laslop, each of whom is a non-employee member of our board of directors. Mr. Lindsay is the chairperson of the compensation committee.  We believe that the composition of our compensation committee meets the requirements for independence under the current NASDAQ Capital Market and SEC rules and regulations.

    Our compensation committee is responsible for, among other things, reviewing and recommending compensation and annual performance objectives and goals for our Chief Executive Officers and other executive officers, making recommendations to the board of directors regarding incentive-based plans or equity-based compensation plans, employment agreements, severance arrangements, change in control agreements and other benefits, compensations, compensation policies or arrangements for executive officers and other members of management and preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

    Our nominating and corporate governance committee is composed of Messrs. Nag, Laslop and deWaal.  Mr. Nag is the chairperson of the nominating and corporate governance committee. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under existing rules and regulations of the NASDAQ Capital Market.

    Our nominating and corporate governance committee is responsible for, among other things, indentifying, evaluating and recommending individuals qualified to become directors, reviewing and making recommendations to the board of directors regarding board of directors and committee compensation, committee composition and reviewing compliance with corporate governance principles applicable to our company.

Underwriting Committee

    The Underwriting Committee is composed of Messrs. Lindsay and Laslop. The Underwriting Committee, among other things, advises our Board of Directors and management concerning the establishment and review of our insurance and reinsurance underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.

Code of Conduct

    Our board of directors has adopted a written code of conduct that establishes the standards of ethical conduct applicable to all of our directors, officers and employees in accordance with the rules of The NASDAQ Stock Market and SEC.  Our code of conduct addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements.  The audit committee is responsible for applying and interpreting our code of conduct.

Employment Agreements

    We will enter into an employment agreement with Tore Nag expiring June 30, 2012. Under the terms of his proposed agreement, Mr. Nag will serve as both our President and Chief Operating Officer and as President and Chief Operating Officer of the Caribbean based bank that we may acquire. Mr. Nag’s annual compensation is $160,000, but is subject to increase to $400,000 per annum if we consummate the potential bank acquisition currently under consideration.  We will also agree to grant Mr. Nag options to purchase up to 200,000 shares of our common stock, which options vest as to 16,666 shares as of June 30, 2009 and the remaining shares vest in equal quarterly amounts of 16,666 shares each over the remaining term of his agreement.  The exercise price of all stock options to be granted to Mr. Nag is 100% of the volume weighted average price per share of Rineon common stock, as traded on the FINRA over-the-counter Bulletin Board, NASDAQ or any other national securities exchange, for the 10 trading days immediately prior to June 30, 2009.

    We do not currently have any employment agreements with any of our other employees, officers or directors.

Board of Directors

    All directors will hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Code of Ethics

    We have not formally adopted a written code of ethics that applies to our principal executive officer, principal financial officer, or persons performing similar function.  Based on our small size and limited financial and human resources, we have, as yet, not adopted a written code of ethics.  We intend to formalize and adopt a written code of ethics by June 30, 2009.

Compensation of Executive Officers and Directors

    During the year ended December 31, 2008, no officer or director of Rineon or Amalphis earned more than US $100,000.

Outstanding Equity Awards at Fiscal Year-End

    We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

    We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

    We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. However, we have granted to each of our directors stock options to purchase up to 20,000 shares of our common stock over a three year period. Provided, that they continue to serve as members of our board of directors at the time of exercise of such options, each of Messrs. deWaal, Lindsay, Hlavsa and Laslop shall be entitled to exercise options for 1,666 at the end of each of the 12 quarterly periods ending June, September, December and March, commencing June 30, 2009.

Stock Option Plan

    We intend to establish within the next 30-60 days a stock option plan under which a maximum of 500,000 shares of Rineon common stock will be made available for grant to executive officers, directors of, and consultants to, Rineon and its direct and indirect subsidiaries. All options will be granted at exercise prices equal to the greater of 100% of the market price of Rineon common stock on the date of grant, or 100% of the market price of Rineon common stock on any future date following the date of grant. The stock option plan will also contain option share vesting requirements and option forfeiture provisions on such terms and conditions as the board of directors may from time to time determine. Such stock option plan adopted by the Rineon board of directors will be subject to ratification by the Rineon shareholders at the next annual or special meeting or stockholders or, if consented to by the holders of a majority of our outstanding common stock, pursuant to a Form 14C Information Statement mailed to all stockholders in accordance with applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended..

Certain Relationships and Related Transactions

    Allied Provident Insurance, Inc. was formed in Barbados in November 2007 by NatProv Holdings Inc. (“NatProv”), a British Virgin Islands corporation. In November 2007, and in connection with the grant of its exempt insurance company license by the Ministry of Finance of the Government of Barbados, NatProv contributed in cash and marketable securities an aggregate of $23,900,000 to the capital of Allied Provident. In September 2008, NatProv contributed 100% of the share capital of Allied Provident to Amalphis in exchange for an aggregate of 2,340,000 shares of Amalphis, valued at $10.21 per share, or $23,900,000. The remaining 97,500 shares of Amalphis is owned by its founder, FYV Consulting Inc., which contributed $2,910 for such shares.

    On January 1, 2009, NatProv transferred an aggregate of 354,166 of our shares to Global Asset Fund, Ltd. as repayment of a $3,400,000 loan made by Global Asset Fund Ltd. to NatProv in 2007.  On February 16, 2009, Global Asset Fund Ltd. sold 236,110 of our shares to two unaffiliated persons for $3,199,290.50.

    Global Asset Fund is affiliated through common ownership with Axiat Inc., the investment advisor to Intigy Absolute Return Ltd.

    On May 14, 2009, Intigy Absolute Return Ltd., an investment fund managed by Axiat, Inc., as fund manager, purchased 36,000 shares of Rineon’s Series A Preferred Stock for $36,000,000.  Axiat Inc. is a Florida corporation is the fund manager and advisor to Intigy Absolute Return Ltd.  Rineon used the proceeds from the sale of the Series A Preferred Stock to purchase on the same date all of the 1,985,834 shares of Amalphis common stock owned by NatProv.

    One of the members of our Board of Directors, Thomas R. Linday, Jr. is the chief executive officer of Lindsay General Insurance, which manages underwriting, policy issuance and claims on behalf of Drivers Insurance Company.  Our auto reinsurance policy was issued to Drivers.

Review, Approval and Ratification of Related Party Transactions

    Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

    Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the New York Stock Exchange Alternext Exchange, or the AMEX.  The board of directors also will consult with counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

    Currently we do not satisfy the “independent director” requirements of the American Stock Exchange, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

Description of Securities

Authorized Capital Stock

    The authorized capital stock of Rineon consists of 75,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this Form 10-K, Rineon has 2,000,000 shares of common stock issued and outstanding, and 36,000 shares of Series A Preferred Stock issued or outstanding. In addition, Rineon has issued stock options to its executive officers and directors entitling such persons to purchase over certain vesting periods an aggregate of 280,000 shares of common stock at exercise price equal to 100% of Rineon’s volume weighted average market price for the 10 consecutive trading day prior to June 30, 2009. The following summary description relating to the Rineon capital stock does not purport to be complete.

Rineon Common Stock

    Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore.  See "Dividend Policy."  Such holders do not have any preemptive or other rights to subscribe for additional shares.  All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company.  There are no conversion, redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Rineon Preferred Stock

    The Rineon Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 10,000,000 shares of preferred stock in one or more classes or series.  Similarly, the Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock.  Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this filing, Rineon has issued 36,000 shares of Series A Preferred Stock.

The Series A Preferred Stock

    The 36,000 issued and outstanding Rineon Series A Preferred Stock:

(a)           do not pay a fixed dividend, but shall entitle the holder(s) to participate equally with the holders of Rineon Common Stock in connection with any cash or stock dividends or distributions;

(b)           has a par value of $0.001 per share;

(c)           has a stated or liquidation value of $1,000 per share (the “Stated Value”);

(d)           has a preference over the Rineon common stock and all other shares of Rineon preferred stock hereafter issued on liquidation or sale of Rineon equal to the aggregate number of shares of Series A Preferred Stock issued multiplied by the Stated Value per share;

(e)            in the event of any “Sale of Control” (as defined in the Certificate of Designation), in addition to the right of the holder(s) of the Series A Preferred Stock to receive a preferential payment in respect of such Series A Preferred Stock equal to product of (A) the $1,000 per share Stated Value, and (B) the number of Series A Preferred Stock then owned, the holder(s) of the Series A Preferred Stock shall be entitled to participate with the holders of Rineon Common Stock in receipt of the consideration payable upon such Sale of Control to the extent 0.000099% of such consideration for each one (1) Series A Preferred share then owned by the holder(s), or an aggregate of 4.95% of such consideration as to all 36,000 Series A Preferred Stock;

(f)            is convertible at any time or from time to time into shares of Rineon Common Stock, at a conversion price per shares equal to 100% of the VWAP per share of Rineon Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the date notice of conversion is given by the holders; provided, however, that the maximum number of shares of Rineon Common Stock that may be owned of record or beneficially at any point in time by any one holder of the Series A Preferred Stock (whether upon conversion(s) of Series A Preferred Stock, open market purchases, other purchases of Rineon Common Stock, or any combination of the foregoing) shall not exceed an aggregate of 4.95% of the outstanding shares of Rineon Common Stock; and

(g)           is not subject to any mandatory or optional redemption unless otherwise agreed by both Rineon and the holders of the Series A Preferred Stock.

    The Conversion Price and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock the (“Series A Conversion Shares”) are subject to customary adjustments, including weighted average anti-dilution protection.

    For a more complete description of the Series A Preferred Stock, reference is made to the Certificate of Designations of the Series A Preferred Stock attached as an exhibit to this Form 8-K.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

    Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “JPIT,” although we have changed our name and have requested a notified FINRA of our name change, they have not issued us a new symbol yet.  Our Common at or near ask prices at any given time may be relatively small or non-existent. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future. You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report. We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Dividend Policy

    We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

    We did not have any equity compensation plans as of May 11, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Legal Proceedings

    Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

    Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

    From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Changes in and Disagreements with Accountants

    Michael T. Studer CPA P.C., our independent registered public accounting firm, (“Studer”) has served as our independent auditor in connection with the audits of our fiscal year ended May 31, 2008 and for the period June 15, 2006 (inception) to May 31, 2007.  In connection with this transaction, our board of directors recommended and approved the appointment of Jewett, Schwartz, Wolfe and Associates (“Jewett”) as our independent auditor for all periods subsequent to the Closing Date of the Merger Agreement.

    During our fiscal years ended November 30, 2008 and 2007 and through the date hereof, neither us nor anyone acting on our behalf consulted Jewett with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Jewett’s financial statements, and neither a written report was provided to us or oral advice was provided that Jewett concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01, below.

Indemnification of Directors, Officers and Consultants

    Our Articles of Incorporation provide that no director, officer of or consultant to the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends is not so eliminated.  The corporation shall advance or reimburse reasonable expenses incurred by an affected officer, director or consultant without regard to the above limitations, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation. Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 3.02               Unregistered Sales of Equity Securities

    Pursuant to the terms of the Preferred Stock Purchase Agreement, on May 14, 2009, Intigy Absolute Return Ltd., an investment fund managed by Axiat, Inc., as fund manager, purchased 36,000 shares of Rineon’s Series A Preferred Stock for $36,000,000.  We believe that all of the sales of such unregistered securities were and will be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

Item 4.01      Changes in Registrant’s Certifying Accountant.

On May 14, 2009, the Board of Directors of Rineon dismissed Michael T. Studer CPA P.C. (the “Former Accountant”) as Rineon’s independent registered public accountants and approved the engagement of Jewett, Schwartz, Wolfe and Associates (the “New Accountant”) to serve as Rineon’s independent registered public accountants for the fiscal year 2009.

The Former Accountant issued its auditors’ report on the financial statements for the year ended May 31, 2008 and for the period June 15, 2006 (inception) to May 31, 2007 which included an explanatory paragraph as to Rineon’s ability to continue as a going concern.

Other than the going concern uncertainty described above, the Former Accountant’s auditors’ reports on the financial statements of Rineon for the periods ended May 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the periods ended May 31, 2008 and 2007 and through May 14, 2009, there have been no disagreements with the Former Accountant (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for such years.

During the periods ended May 31, 2008 and 2007 and through May 14, 2009 there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During the periods ended May 31, 2008 and 2007 and through May 14, 2009, neither Rineon nor anyone on its behalf has consulted with the New Accountant regarding either:

1.           The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Rineon’s financial statements, and neither was a written report provided to Rineon nor was oral advice provided that the New Accountant concluded was an important factor considered by Rineon in reaching a decision as to an accounting, auditing, or financial reporting issue; or

2.           Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Rineon requested the Former Accountant to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter, dated May 14, 2009, is attached as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01      Changes in Control of Registrant.

    As explained more fully in Item 2.01, in connection with the Preferred Stock Purchase Agreement and the Stock Purchase Agreement effective May 14, 2009, we issued 36,000 shares of our Series A Preferred Shares to Intigy.  In connection with this transaction, we also entered into a Stock Redemption Agreement, whereby Darcy George Roney agreed to cancel 4,990,000 shares of his common stock. As such, immediately following these agreements, no one shareholder held control of the Company’s voting rights.

    Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

    In connection with the Closing of the share exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Darcy George Roney resigned as our President, Chief Executive Officer, Chief Financial Officer, and Chairman.

    Further, effective May 14, 2009, Tore Nag, Michael Hlavsa, Keith Laslop, Leo de Waal and Thomas R. Lindsay, Jr. were appointed as members of our board of directors. Finally, effective May 14, 2009, our Directors appointed the following officers:  Tore Nag as Chief Operating Officer; and Michel Hlavsa as Chief Financial Officer and Corporate Secretary.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

    Effective May 14, 2009, Darcy George Roney resigned as the Chairman of our Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

    Effective May 14, 2009, Darcy George Roney resigned as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer.

(c)  Appointment of Directors

    Effective May 14, 2009, the following persons were appointed as members of the Board of Directors:

Name	Age	Position

Tore Nag	54	Chairman of the Board

Michael Hlavsa	55	Director

Keith Laslop	37	Director

Leo de Waal	61	Director

Thomas R. Lindsay, Jr.	39	Director

    Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers and directors, whose information is herein incorporated by reference.

(d)  Appointment of Officers

    Effective May 14, 2009, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Tore Nag	54	President and Chief Operating Officer

Michael Hlavsa	55	Chief Financial Officer and Secretary

    Please also see the section entitled “Management” of Section 2.01 of this current report for the business experience of the new officers and directors, whose information is herein incorporated by reference.

e)  Employment Agreements of the Executive Officers

We will enter into an employment agreement with Tore Nag expiring June 30, 2012. Under the terms of his proposed agreement, Mr. Nag will serve as both our President and Chief Operating Officer and as President and Chief Operating Officer of the Caribbean based bank that we may acquire. Mr. Nag’s annual compensation is $160,000, but is subject to increase to $400,000 per annum if we consummate the potential bank acquisition currently under consideration.  We will also agree to grant Mr. Nag options to purchase up to 200,000 shares of our common stock, which options vest as to 16,666 shares as of June 30, 2009 and the remaining shares vest in equal quarterly amounts of 16,666 shares each over the remaining term of his agreement.  The exercise price of all stock options to be granted to Mr. Nag is 100% of the volume weighted average price per share of Rineon common stock, as traded on the FINRA over-the-counter Bulletin Board, NASDAQ or any other national securities exchange, for the 10 trading days immediately prior to June 30, 2009.

We do not currently have any employment agreements with any of our other employees, officers or directors.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2009, the Board of Directors of Rineon authorized the change in the fiscal year end of Rineon from May 31 to December 31.

Item 5.06              Change in Shell Company Status

    As explained more fully in item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of this transaction. As a result of the Preferred Stock Purchase Agreement and Stock Purchase Agreement, Amalphis became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the share exchange, please see information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The Audited Financial Statements for Amalphis, consisting of balance sheets, dated as of December 31, 2007 and 2008, and statements of operations and statements of cash flows for the two fiscal years ended December 31, 2008 are filed as Exhibit 99.1 to this current report on Form 8-K.

(b)	Pro Forma financial information

The Unaudited Pro Forma Financial information of Rineon and Amalphis for the periods ended February 28, 2009 and May 31, 2008, related to the acquisition of Amalphis are filed as Exhibit 99.2 to this current report on Form 8-K.

(c)	Shell company transactions

Not applicable.

Exhibits

EXHIBIT INDEX

3.1	Certificate of Amendment to Articles of Incorporation of Rineon Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 8, 2009).

4.1
Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Rineon Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 8, 2009).

10.1	Stock Purchase Agreement dated as of April 30, 2009 by and among Rineon Group, Inc., NatProv Holdings, Inc., and Darcy George Roney.

10.2	Preferred Stock Purchase Agreement dated as of April 30, 2009 by and among Rineon Group, Inc., Intigy Absolute Return Ltd., and Darcy George Roney.

16.1	Letter from Former Accountant.

99.1	Financial Statements for the Years Ended on December 31, 2008 and December 31, 2007.

99.2	Unaudited Pro Forma Financial information of Rineon and Amalphis for the periods ended February 28, 2009 and May 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINEON GROUP, INC.
 (Registrant)

By:    /s/ Tore Nag
      Name:  Tore Nag
      Title:   President and Chief Operations Officer

Date:  May 14, 2009